SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is made effective as of the ___th day of April, 2011.

AMONG:

DRAGON INTERNATIONAL RESOURCES GROUP CO., LIMITED, a company incorporated under the laws of Hong Kong and having an address at Unit 04, 7/F, Bright Way Tower, No. 33 Mong Kok Road, Kowloon, Hong Kong

(the "**Target**")

AND:

YONGDING SHANGZHAI COAL MINE LTD., a company incorporated under the laws of the People's Republic of China and having an address at Shangzhai Village, Longtan Town, Yongding County, Fujian, China

(the "**Target Subsidiary**")

AND:

THE SHAREHOLDERS OF THE TARGET, as listed on SCHEDULE A attached hereto

(each, a "**Target Shareholder**" and collectively, the "**Target Shareholders**")

AND:

SGB INTERNATIONAL HOLDINGS INC., a company incorporated under the laws of the Province of British Columbia and having an address at 909 – 6081 No. 3 Road, Richmond, British Columbia V6Y 2B2, Canada

(the "**Purchaser**")

WHEREAS:

A. The Target Shareholders are the registered and/or beneficial owners of all of the issued and outstanding common shares in the capital of the Target;

B. The Target Subsidiary is a wholly-owned subsidiary of the Target;

C. The Target Subsidiary is the sole recorded and beneficial owner in and to certain coal property (the "**Shangzhai Property**") comprised of Mining Licence No. 3500000620055, located in Yongding

County, Fujian Province, the People's Republic of China, as more particularly described in SCHEDULE D hereto;

D. The Target Subsidiary owns and operates a coal mine (the **"Shangzhai Mine"**) on the Shangzhai Property;

E. The Purchaser has made an offer to issue a total of 220,522,000 common shares in the capital of the Purchaser to the Target Shareholders as consideration for the acquisition by the Purchaser of all of the issued and outstanding common shares in the capital of the Target; and

F. Upon the terms and subject to the conditions set forth in this Agreement, the Target Shareholders have agreed to exchange all of the Target Shareholders' legal and beneficial interest in the common shares in the capital of the Target for common shares of the Purchaser such that, at Closing (as defined herein), the Target will become a wholly-owned subsidiary of the Purchaser.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

ARTICLE 1
INTERPRETATION

1.1 Definitions

In this Agreement the following words and phrases will have the following meanings:

(a) "Target Shareholder" means the Shareholders who have executed this Agreement and have agreed to tender their Target Shares to the Purchaser on the Closing Date in accordance with the terms of this Agreement, as set out in SCHEDULE A to this Agreement;

(b) "Affiliate" with respect to any specified Person at any time, means each Person directly or indirectly through one or more intermediaries controlling, controlled by or under direct or indirect common control with such specified Person at such time;

(c) "Agreement" means this Share Exchange Agreement, and all of the schedules and other documents attached hereto, as it may from time to time be supplemented or amended;

(d) "Applicable Laws" means, with respect to any Person, any domestic (whether federal, state, territorial, provincial, municipal or local) or foreign statute, law, ordinance, rule, administrative interpretation, regulation, Order, writ, injunction, directive, judgment, decree or other requirement, all as in effect as of the Closing, of any Governmental Body applicable to such Person or any of its Affiliates or any of their respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer's, director's, employee's, consultant's or agent's activities on behalf of such Person or any of its Affiliates), including all Applicable Securities Laws;

(e) "Applicable Securities Laws" means applicable securities laws in all jurisdictions relevant to the issuance of the Consideration Shares to the Target Shareholders pursuant to the terms of this Agreement, including: (a) the BC Act or the equivalent legislation in each province and territory of Canada; (b) the rules, regulations, instruments and policies adopted by any

securities commissions or other securities regulatory authorities of any of the provinces or territories of Canada; and (c) the federal and state securities legislation of the United States, including the Securities Act, as applicable;

(f) "BC Act" means the *Securities Act* (British Columbia) and the regulations made under that enactment, as amended;

(g) "BCI 51-509" means British Columbia Instrument 51-509 – *Issuers Quoted in the U.S. Over-the-Counter Markets*, as adopted by the British Columbia Securities Commission;

(h) "BC Legend" means the restrictive legend specified in BCI 51-509;

(i) "Business" means the business currently and heretofore carried on by the Purchaser, the Target or the Target Subsidiary, as the case may be;

(j) "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in British Columbia, Canada are authorized or required by law to close;

(k) "Charter Documents" means the articles, notice of articles, by-laws, articles of incorporation, articles of association, memorandum of association or other constating documents of a party to this Agreement;

(l) "Closing" means the closing of the Transaction pursuant to the terms of this Agreement on the Closing Date;

(m) "Closing Date" means the date that is on or before 21 days following presentation by the Target to the Purchaser of the Target Financial Statements that are sufficient for filing purposes under Applicable Securities Laws, or such other date as the Purchaser and the Target may mutually agree to in writing, provided that the parties will use best efforts to effect the Closing on or before May 15, 2011;

(n) "Consideration Shares" means, collectively, the 220,522,000 fully paid and non-assessable Purchaser Shares to be issued to the Target Shareholders in accordance with the terms of this Agreement;

(o) "Contracts" means all contracts, agreements, options, leases, licences, sales and purchase orders, commitments and other instruments of any kind, whether written or oral, to which the Target, the Target Subsidiary or the Purchaser, as applicable, is a party on the Closing Date;

(p) "Damages" means all demands, claims, actions, causes of action, assessments, Losses, damages, costs, expenses, Liabilities, judgments, awards, fines, sanctions, penalties, charges and amounts paid in settlement (net of insurance proceeds actually received), including: (i) interest on cash disbursements in respect of any of the foregoing; and (ii) reasonable costs, fees and expenses of attorneys, accountants and other agents of, or other Persons retained by, a Person;

(q) "Employee" means any current, former or retired employee, officer or director of the Target, the Target Subsidiary or the Purchaser, as applicable;

(r) "Employee Agreement" means each employment severance, consulting or similar agreement or Contract between the Target, the Target Subsidiary or the Purchaser, as applicable, and any Employee;

(s) "Employee Plan" means any plan, program, policy, practice, Contract, agreement or other arrangement providing for bonuses, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other Employee benefits of any kind, whether formal or informal, funded or unfunded, and whether or not legally binding, and pursuant to which the Target, the Target Subsidiary or the Purchaser, as applicable, has or may have any Liability, contingent or otherwise,

(t) "Encumbrance" means any Lien, claim, charge, pledge, hypothecation, security interest, mortgage, title retention agreement, option or encumbrance of any nature or kind whatsoever, other than: (i) statutory Liens for Taxes not yet due and payable; and (ii) such imperfections of title, easements and encumbrances, if any, that will not result in a Material Adverse Effect;

(u) "Environmental Laws" means, with respect to any Person or its Business, activities, property, assets or undertaking, all Applicable Laws, including the common laws, relating to environmental or health matters in the jurisdictions applicable to such Person or its Business, activities, property, assets or undertaking, including legislation governing the use and storage of Hazardous Substances;

(v) "Environmental Permits" means, collectively, all permits, certificates, variances, remedial orders, approvals, consents, authorizations, registrations, directions, instructions and licenses issued by or provided to, as the case may be, any Governmental Body pursuant to any Environmental Laws;

(w) "Exchange Act" means the United States *Securities Exchange Act of 1934*, as amended;

(x) "GAAP" means United States generally accepted accounting principles, applied on a basis consistent with prior years;

(y) "Governmental Authorization" means any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body;

(z) "Governmental Body" means any: (i) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (ii) federal, state, provincial, local, municipal, foreign, or other government; (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (iv) multi-national organization or body; or (v) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature;

(aa) "Hazardous Substances" means any pollutant, contaminant, waste of any nature, hazardous substance, hazardous material, hazardous recyclable, toxic substance, dangerous substance or dangerous good as defined, judicially interpreted or identified in any Environmental Laws;

(bb) "Indebtedness" means all obligations, contingent (to the extent required to be reflected in financial statements prepared in accordance with GAAP) and otherwise, which in accordance with GAAP should be classified on the obligor's balance sheet as Liabilities, including without limitation, in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all Liabilities secured by any mortgage, pledge, security interest, Lien, charge or other Encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all agreements of guarantee, support, indemnification, assumption or endorsement and other contingent obligations, whether direct or indirect, in respect of Indebtedness or performance of others, including any obligation to supply funds to, or in any manner to invest in, directly or indirectly, the debtor, to purchase Indebtedness, or to assure the owner of Indebtedness against loss, through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise; (d) obligations to reimburse issuers of any letters of credit; and (e) capital leases;

(cc) "International Jurisdiction" means a country other than Canada or the United States;

(dd) "Legal Requirement" means any federal, state, provincial, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty;

(ee) "Liabilities" means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, determined, determinable or otherwise, whether or not the same is required to be accrued on the financial statements of such Person;

(ff) "Lien" means, with respect to any asset, any mortgage, assignment, trust or deemed trust (whether contractual, statutory or otherwise arising), title defect or objection, lien, pledge, charge, security interest, hypothecation, restriction, Encumbrance or charge of any kind in respect of such asset;

(gg) "Losses" means any and all demands, claims, actions or causes of action, assessments, losses, Damages, Liabilities, costs and expenses, including, without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive Damages suffered by the Purchaser, the Target, the Target Subsidiary or the Target Shareholders, including Damages for lost profits or lost business opportunities;

(hh) "Material Adverse Change" means, in respect of the Purchaser, the Target or the Target Subsidiary, any one or more changes, events or occurrences which may have a Material Adverse Effect, and "Material Adverse Effect" means, in respect of the Purchaser, the Target or the Target Subsidiary, any state of facts which, in any case, either individually or in the aggregate are, or would reasonably be expected to be, material and adverse to the Business, assets or financial condition of the Purchaser, the Target or the Target Subsidiary, as applicable, provided that a Material Adverse Change or Material Adverse Effect shall not include any change or effect (whether alone or in combination with any other effect), directly or indirectly, arising out of, relating to, resulting from or reasonably attributable to: (i) the announcement of this Agreement or the pending completion of the Transaction; (ii) changes in the economy generally; (ii) changes in the capital markets

generally; (iii) changes in GAAP; or (iv) any matter that has been disclosed to the public or the other parties prior to the date of this Agreement;

(ii) "Material Contracts" means those subsisting Contracts entered into by the Target, the Target Subsidiary or the Purchaser, as applicable, by which the Target, the Target Subsidiary or the Purchaser, as applicable, is bound or to which it or its respective assets are subject which have total payment obligations on the part of the Target, the Target Subsidiary or Purchaser, as applicable, which exceed $5,000 or are for a term of or in excess of one (1) year;

(jj) "Material Interest" has the meaning set forth in Section 1.1(ww);

(kk) "Shangzhai Mine" has the meaning set forth in Recital D;

(ll) "Non-U.S. Certificate" has the meaning set forth in Section 2.5(a);

(mm) "Order" means any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any Governmental Body or by any arbitrator;

(nn) "Person" includes an individual, corporation, body corporate, partnership, joint venture, association, trust or unincorporated organization or any trustee, executor, administrator or other legal representative thereof;

(oo) "Proceeding" means any action, suit, litigation, arbitration, audit, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel;

(pp) "Purchaser Accounting Date" means December 31, 2010;

(qq) "Purchaser Disclosure Statement" means the disclosure statement of the Purchaser to be signed and dated by the Purchaser and delivered by the Purchaser to the Target at the Closing;

(rr) "Purchaser Financial Statements" means the audited annual financial statements of the Purchaser for the period commencing on April 1, 2009 and ending on March 31, 2010 and the unaudited interim financial statements of the Purchaser for the period ending on the Purchaser Accounting Date, and comparative periods thereto, including an audited balance sheet of the Purchaser as of March 31, 2010 and the comparative period ended March 31, 2009, and an unaudited balance sheet of the Purchaser as of the Purchaser Accounting Date and the comparative period ended December 31, 2009, together with related statements of income, cash flows, and changes in shareholders' equity for the fiscal years and interim periods then ended, all prepared in accordance with GAAP;

(ss) "Purchaser Public Documents" has the meaning set forth in Section 5.7;

(tt) "Purchaser Shares" means the common shares in the capital stock of the Purchaser;

(uu) "Purchaser's Solicitors" means the law firm of Clark Wilson LLP;

(vv) "Regulation S" means Regulation S promulgated under the Securities Act;

(ww) "Related Party" means, with respect to a particular individual:

(i) each other member of such individual's Family,

(ii) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family,

(iii) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest, or

(iv) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor or trustee (or in a similar capacity), and

with respect to a specified Person other than an individual:

(i) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person,

(ii) any Person that holds a Material Interest in such specified Person,

(iii) each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity),

(iv) any Person in which such specified Person holds a Material Interest,

(v) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity), and

(vi) any Related Person of any individual described in clause (ii) or (iii).

For purposes of this definition, (a) the "Family" of an individual includes (i) the individual; (ii) the individual's spouse; (iii) any other natural person who is related to the individual or the individual's spouse within the second degree; and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least twenty percent (20%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least twenty percent (20%) of the outstanding equity securities or equity interests in a Person;

(xx) "SEC" means the United States Securities and Exchange Commission;

(yy) "Securities Act" means the United States *Securities Act of 1933*, as amended;

(zz) "Shangzhai Property" has the meaning set forth in Recital C;

(aaa) "Share Exchange" means the issuance by the Purchaser of Consideration Shares to the Target Shareholders in exchange for the acquisition by the Purchaser of the Target Shares held by the Target Shareholders pursuant to the terms of this Agreement;

(bbb) "Target Shareholder" means a holder of Target Shares as of the date of this Agreement and as of the Closing Date;

(ccc) "Target Shares" means the 10,000,000 common shares in the capital of the Target, being all of the issued and outstanding shares in the capital of the Target as of the date of this Agreement;

(ddd) "Target Accounting Date" means December 31, 2010;

(eee) "Target Assets" means all of the assets owned or used by the Target and the Target Subsidiary, including the Target Subsidiary's interest in and to the Shangzhai Property and the Shangzhai Mine;

(fff) "Target Disclosure Statement" means the disclosure statement of the Target to be signed and dated by the Target and delivered by the Target to the Purchaser at the Closing;

(ggg) "Target Financial Statements" means audited financial statements for the Target for the fiscal year ended December 31, 2010, and the comparative period thereto, including an audited balance sheet of the Target as of December 31, 2010, and the comparative period ended December 31, 2009, together with related statements of income, cash flows, and changes in shareholders' equity for the fiscal years then ended, all prepared in accordance with GAAP and audited by an independent auditor registered with the Canadian Public Accounting Board and the United States Public Company Accounting Oversight Board;

(hhh) "Taxes" means all taxes, assessments, charges, dues, duties, rates, fees, imposts, levies and similar charges of any kind, lawfully levied, assessed or imposed by any Governmental Body, including all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all capital taxes, gross receipts taxes, environmental taxes and charges, sales taxes, use taxes, ad valorem taxes, value added taxes, subsoil use or extraction taxes and ownership fees, transfer taxes (including, without limitation, taxes relating to the transfer of interests in real property or entities holding interests therein), franchise taxes, license taxes, withholding taxes, health taxes, payroll taxes, employment taxes, Canada or Quebec Pension Plan premiums, excise, severance, social security, workers' compensation, employment insurance or compensation taxes, mandatory pension and other social fund taxes or premiums, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services taxes, harmonized sales tax, customs duties or other taxes, fees, imports, assessments or charges of any kind whatsoever, and any instalments in respect thereof, together with any interest and any penalties or additional amounts imposed by any Governmental Body (domestic or foreign) on such entity, and any interest, penalties, additional taxes and additions to tax imposed with respect to the foregoing and whether disputed or not;

(iii) "Tax Returns" means all returns, schedules, elections, declarations, reports, information returns and statements required to be filed with any taxing authority relating to Taxes;

(jjj) "Technical Report" means the National Instrument 43-101 compliant technical report with respect to the Shangzhai Property, to be prepared by the Target and issued and delivered to the Purchaser, in form and substance satisfactory to the Purchaser and its solicitors, prior to the Closing;

(kkk) "Transaction" means the Share Exchange and all related transactions incidental to effecting the Share Exchange as contemplated by this Agreement;

(lll) "Transaction Documents" means this Agreement and any other documents contemplated by this Agreement to be signed by the Target, the Target Subsidiary, the Purchaser or the Target Shareholders, as applicable, that are necessary in order for the parties to perform their respective obligations hereunder and to consummate the Transaction;

(mmm) "U.S. Certificate" has the meaning set forth in Section 2.5(b); and

(nnn) "U.S. Person" has the meaning set out in Regulation S, promulgated under the Securities Act.

1.2 Schedules

The following are the schedules to this Agreement:

SCHEDULE A	—	List of Target Shareholders
SCHEDULE B	—	Certificate of Non-U.S. Shareholder
SCHEDULE C	—	Certificate of U.S. Shareholder
SCHEDULE D	—	Shangzhai Mining License Boundary Coordinates
SCHEDULE E	—	List of Persons Receiving Shares

1.3 Interpretation

For the purposes of this Agreement, except as otherwise expressly provided herein:

(a) all references in this Agreement to a designated Article, Section, subsection, paragraph or other subdivision, or to a Schedule, is to the designated Article, section, subsection, paragraph or other subdivision of, or Schedule to, this Agreement unless otherwise specifically stated;

(b) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, clause, subclause or other subdivision or Schedule;

(c) the singular of any term includes the plural and vice versa and the use of any term is equally applicable to any gender and where applicable to a body corporate;

(d) the word "or" is not exclusive and the word "including" is not limiting (whether or not non-limiting language such as "without limitation" or "but not limited to" or other words of similar import are used with reference thereto);

(e) all accounting terms not otherwise defined in this Agreement have the meanings assigned to them in accordance with GAAP, applied on a basis consistent with prior years;

(f) except as otherwise provided, any reference to a statute includes and is a reference to such statute and to the regulations made pursuant thereto with all amendments made thereto and in force from time to time, and to any statute or regulations that may be

passed which have the effect of supplementing or superseding such statute or such regulations;

(g) where the phrase "to the best of the knowledge of" or phrases of similar import are used in this Agreement, it will be a requirement that the Person in respect of whom the phrase is used will have made such due enquiries as are reasonably necessary to enable such Person to make the statement or disclosure;

(h) the headings to the Articles and sections of this Agreement are inserted for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;

(i) any reference to a corporate entity includes and is also a reference to any corporate entity that is a successor to such entity;

(j) the parties acknowledge that this Agreement is the product of arm's length negotiation between the parties, each having obtained its own independent legal advice, and that this Agreement will be construed neither strictly for nor strictly against any party irrespective of which party was responsible for drafting this Agreement;

(k) the representations, warranties, covenants and agreements contained in this Agreement will not merge at the Closing and will continue in full force and effect from and after the Closing Date for the applicable period set out in this Agreement; and

(l) unless otherwise specifically noted, all references to "$" or sums of money in this Agreement are expressed in United States dollars ($). If it is necessary to convert money from another currency to United States dollars, such money will be converted using the exchange rates in effect at the date of payment.

ARTICLE 2
SHARE EXCHANGE

2.1 Share Exchange

Subject to the terms and conditions of this Agreement, the Purchaser irrevocably agrees to purchase the Target Shares from the Target Shareholders and each of the Target Shareholders irrevocably agrees to sell, assign and transfer their respective Target Shares to the Purchaser, free and clear of all Encumbrances, on the terms and conditions herein set forth, in consideration for the issuance by the Purchaser to the Target Shareholders or those persons (each a "**Designee**") designated by the Target Shareholders as listed in SCHEDULE E, such that, at Closing, the Target will become a wholly-owned subsidiary of the Purchaser.

2.2 Consideration

As consideration for the Target Shares to be acquired by the Purchaser pursuant to the Share Exchange, the Purchaser shall allot and issue the Consideration Shares to the Target Shareholders or the Designees as listed in Schedule E in the amount set out opposite each person's name in SCHEDULE E to this Agreement, as fully paid and non-assessable Purchaser Shares.

2.3 Fractional Consideration Shares

Notwithstanding any other provision of this Agreement, no fractional Consideration Shares will be issued in connection with the Share Exchange. In lieu of any such fractional Consideration Shares, any Designee entitled to receive a fractional amount of Consideration Shares will be entitled to have such fraction rounded up to the nearest whole number of applicable Consideration Shares and will receive from the Purchaser a certificate representing same.

2.4 Resale Restrictions

The Target Shareholders and the Designees acknowledge that the Consideration Shares issued pursuant to the terms and conditions set forth in this Agreement will have such hold periods as are required under Applicable Securities Laws, and, as a result, may not be sold, transferred or otherwise disposed of, except pursuant to an effective registration statement or prospectus, or pursuant to an exemption from, or in a transaction not subject to, the registration or prospectus requirements of Applicable Securities Laws and in each case only in accordance with all Applicable Securities Laws.

The Target Shareholders and the Designees shall abide by all applicable resale restrictions and hold periods imposed by Applicable Securities Laws.

2.5 Exemptions

The Target Shareholders and the Designees acknowledge that the Purchaser has advised each Target Shareholder and the Designees that it is issuing the Consideration Shares to such Target Shareholder and Designee under exemptions from the prospectus and/or registration requirements of Applicable Securities Laws and, as a consequence, certain protections, rights and remedies provided by Applicable Securities Laws, including statutory rights of rescission or damages, will not be available to such Target Shareholder and Designee. To evidence each Target Shareholder and Designee's eligibility for such exemptions, each Target Shareholder and Designee shall deliver:

(a) if the Target Shareholder or Designee is not a U.S. Person, a fully completed and executed Certificate of Non-U.S. Shareholder in the form attached hereto as SCHEDULE B (the **"Non-U.S. Certificate"**); or

(b) if the Target Shareholder or Designee is a U.S. Person, a fully completed and executed Certificate of U.S. Shareholder in the form attached hereto as SCHEDULE C (the **"U.S. Certificate"**)

to the Purchaser, and agrees that the representations and warranties set out in the Non-U.S. Certificate or U.S. Certificate, as applicable, as executed by such Target Shareholder or Designee will be true and complete on the Closing Date.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE TARGET AND THE TARGET SUBSIDIARY

As of the Closing Date, and except as set forth in the Target Financial Statements or the Target Disclosure Statement, or as otherwise provided for in any certificate or other instrument delivered pursuant to this Agreement, the Target, the Target Subsidiary and the Target Shareholders hereby jointly and severally make the following representations to the Purchaser and acknowledge and agree that the Purchaser is relying upon such representations and warranties, each of which is qualified in its entirety by the matters

described in the Target Disclosure Statement, in connection with the execution, delivery and performance of this Agreement:

3.1 Organization and Good Standing

(a) The Target is a corporation duly organized, validly existing, and in good standing under the laws of Hong Kong, with full corporate power, authority and capacity to conduct its Business as presently conducted, to own or use the properties and Target Assets that it purports to own or use, and to perform all its obligations under any applicable Contracts. The Target is duly qualified to do business as a foreign corporation and is in good standing under the laws of each other jurisdiction in which the failure to be so registered would be likely to result in a Material Adverse Effect on the Target.

(b) The Target Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the People's Republic of China, with full power, authority and capacity to conduct its Business as presently conducted, to own or use the properties and Target Assets that it purports to own or use, and to perform all of its obligations under any applicable Contracts. The Target Subsidiary is duly qualified to do business as a foreign corporation and is in good standing under the laws of each other jurisdiction in which the failure to be so registered would be likely to result in a Material Adverse Effect on the Target Subsidiary.

3.2 Capitalization

(a) The entire authorized and issued capital stock and other equity securities of the Target and of the Target Subsidiary are as set out in the Target Disclosure Statement. All of the issued and outstanding Target Shares and other securities of the Target and the Target Subsidiary are owned of record and beneficially by the Target Shareholders or the Target, as applicable, free and clear of all Encumbrances. All of the outstanding equity securities of the Target and the Target Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding equity securities or other securities of the Target or the Target Subisidary, if any, were issued in violation of any Applicable Securities Laws or any other Legal Requirement. Neither the Target nor the Target Subsidiary owns, or has any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business other than its Business or the Target Assets.

(b) The Target Shareholders own and have good marketable title to the Target Shares, as the legal and beneficial owners thereof, free of all Encumbrances.

3.3 Absence of Rights to Acquire Securities

Other than as set out in this Agreement or as set forth in the Target Disclosure Statement, no Person has any agreement, right or option, present or future, contingent, absolute or capable of becoming an agreement, right or option or which with the passage of time or the occurrence of any event could become an agreement, right or option:

(a) to require the Target or the Target Subsidiary to issue any further or other shares in its capital or any other security convertible or exchangeable into shares in its capital or to convert or exchange any securities into or for shares in the capital of the Target or the Target Subsidiary;

(b) for the issue or allotment of any unissued shares in the capital of the Target or the Target Subsidiary;

(c) to require the Target or the Target Subsidiary to purchase, redeem or otherwise acquire any of the issued and outstanding Target Shares or other securities of the Target or the Target Subsidiary; or

(d) to purchase or otherwise acquire from the Target or the Target Subsidiary any interest in the Shangzhai Property, the Shangzhai Mine or any of the Target Assets.

3.4 Authority

Each of the Target and the Target Subsidiary has all requisite corporate power and authority to execute and deliver the Transaction Documents and to perform its respective obligations hereunder and to consummate the Transaction. The execution and delivery of each of the Transaction Documents by the Target and the Target Subsidiary, and the consummation of the Transaction have been duly authorized by the board of directors of the Target or the Target Subsidiary. No other corporate or shareholder proceedings on the part of the Target or the Target Subsidiaryare necessary to authorize such Transaction Documents or to consummate the Transaction. This Agreement has been, and the other Transaction Documents when executed and delivered by the Target and the Target Subsidiary as contemplated by this Agreement will be, duly executed and delivered by the Target and the Target Subsidiary, and this Agreement is, and the other Transaction Documents when executed and delivered by the Target and the Target Subsidiary as contemplated hereby will be, legal, valid and binding obligations of the Target and the Target Subsidiary, enforceable in accordance with their respective terms except:

(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally;

(b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and

(c) as limited by public policy.

3.5 No Conflict

Except as set out in the Target Disclosure Statement, neither the execution and delivery of this Agreement nor the consummation or performance of the Transaction will, directly or indirectly (with or without notice or lapse of time or both):

(a) contravene, conflict with, or result in a violation of any provision of the Charter Documents of the Target or the Target Subsidiary, or any resolution adopted by the board of directors or shareholders of the Target, the Target Subsidiary or the Target Shareholders;

(b) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge the Transaction or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Target, the Target Subsidiary, or the Target Assets, may be subject;

(c) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate

or modify, any Governmental Authorization that is held by the Target or the Target Subsidiary, or that otherwise relates to the Business of the Target or the Target Subsidiary, or any of the assets owned or used by, the Target, the Target Subsidiary or the Target Assets;

(d) cause the Purchaser, the Target or the Target Subsidiary to become subject to, or to become liable for the payment of, any Tax;

(e) cause any of the Target Assets to be reassessed or revalued by any taxing authority or other Governmental Body;

(f) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Material Contract;

(g) result in the imposition or creation of any Encumbrance upon or with respect to any of the Target Assets; or

(h) require the Target or the Target Subsidiary to obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of the Transaction.

3.6 Financial Statements

(a) The Target has, or will prior to Closing have, delivered the Target Financial Statements to the Purchaser.

(b) The Target Financial Statements:

(i) are in accordance with the books and records of the Target and the Target Subsidiary;

(ii) present fairly the consolidated financial condition of the Target and the Target Subsidiary as of the respective dates indicated and the results of operations for such periods; and

(iii) have been prepared in accordance with GAAP and reflect the consistent application of GAAP throughout the periods involved.

(c) All material financial transactions of the Target and the Target Subsidiary have been accurately recorded in the books and records of the Target and the Target Subsidiary and such books and records fairly present the financial position and the affairs of the Target and the Target Subsidiary.

(d) Other than the costs and expenses incurred in connection with the negotiation and consummation of the Transaction, neither the Target nor the Target Subsidiary has any material Liabilities or obligations, net of cash, either direct or indirect, matured or unmatured, absolute, contingent or otherwise, that exceed $5,000, which:

(i) are not set forth in the Target Financial Statements, the Target Disclosure Statement, or have not heretofore been paid or discharged;

(ii) did not arise in the regular and ordinary course of business under any Contract specifically disclosed in the Target Disclosure Statement; or

(iii) have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its Business since the Target Accounting Date.

(e) Except to the extent reflected or reserved against in the Target Financial Statements or incurred subsequent to the Target Accounting Date in the ordinary and usual course of the business of the Target or the Target Subsidiary, neither the Target nor the Target Subsidiary has any outstanding Indebtedness or any Liabilities or obligations (whether accrued, absolute, contingent or otherwise), and any Liabilities or obligations incurred in the ordinary and usual course of business since the Target Accounting Date have not had a Material Adverse Effect on either of the Target or the Target Subsidiary.

(f) Since the Target Accounting Date, there have not been:

(i) any changes in the condition or operations of the Business of the Target or the Target Subsidiary, financial affairs of the Target or the Target Subsidiary or Target Assets which have caused, individually or in the aggregate, a Material Adverse Effect on the Target or the Target Subsidiary; or

(ii) any damage, destruction or loss, labour trouble or other event, development or condition, of any character (whether or not covered by insurance) which is not generally known or which has not been disclosed to the Purchaser, which has or may cause a Material Adverse Effect on the Target or the Target Subsidiary.

(g) Since the Target Accounting Date, and other than as contemplated by this Agreement or as disclosed in the Target Disclosure Statement, neither the Target nor the Target Subsidiary has:

(i) transferred, assigned, sold or otherwise disposed of any of the Target Assets shown or reflected in the Target Financial Statements or cancelled any debts or claims except in each case in the ordinary and usual course of business;

(ii) incurred or assumed any obligation or Liability (fixed or contingent), except unsecured current obligations and Liabilities incurred in the ordinary and usual course of business;

(iii) issued or sold any shares in its capital or any warrants, bonds, debentures or other securities or issued, granted or delivered any right, option or other commitment for the issue of any such or other securities;

(iv) discharged or satisfied any Encumbrances, or paid any obligation or Liability (fixed or contingent), other than current Liabilities or the current portion of long term Liabilities disclosed in the Target Financial Statements or current Liabilities incurred since the date thereof in the ordinary and usual course of business;

(v) declared, made, or committed itself to make any payment of any dividend or other distribution in respect of any of the Target Shares or other securities of the Target or the Target Subsidiary, nor has it purchased, redeemed, subdivided, consolidated, or reclassified any of the Target Shares or other securities of the Target or the Target Subsidiary;

(vi) made any gift of money or of any Target Assets to any Person;

(vii) purchased or sold any Target Assets except in the ordinary and usual course of business;

(viii) amended or changed or taken any action to amend or change its Charter Documents;

(ix) made payments of any kind to or on behalf of either a Target Shareholder or any Related Parties of a Target Shareholder, nor under any management agreement save and except Business related expenses and salaries in the ordinary and usual course of business and at the regular rates payable to them;

(x) created, incurred, assumed or guaranteed any Indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material Target Assets to any mortgage, Lien, pledge, security interest, Contract or other Encumbrance of any nature whatsoever;

(xi) made or suffered any amendment or termination of any Material Contract, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(xii) suffered any damage, destruction or loss, whether or not covered by insurance, that has had or may be reasonably expected to have a Material Adverse Effect on the Target or the Target Subsidiary;

(xiii) other than in the ordinary course of business, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its Employees or directors or made any increase in, or any addition to, other benefits to which any of its Employees or directors may be entitled;

(xiv) adopted, or increased the payments to or benefits under, any Employee Plan for or with any Employees of the Target or the Target Subsidiary; or

(xv) authorized or agreed or otherwise have become committed to do any of the foregoing.

(h) Neither the Target or the Target Subsidiary has any guarantees, indemnities or contingent or indirect obligations with respect to the Liabilities or obligations of any other Person including any obligation to service the debt of or otherwise acquire an obligation of another Person or to supply funds to, or otherwise maintain any working capital or other balance sheet condition of any other Person.

(i) Neither the Target nor the Target Subsidiary is a party to, bound by or subject to any indenture, mortgage, lease, agreement, license, permit, authorization, certification, instrument, statute, regulation, Order, judgment, decree or law that would be violated or breached by, or under which default would occur or which could be terminated, cancelled or accelerated, in whole or in part, as a result of the execution and delivery of this Agreement or the consummation of the Transaction.

3.7 Tax Matters

(a) Except as set forth in the Target Disclosure Statement, each of the Target and the Target Subsidiary has filed or caused to be filed all Tax Returns that are or were required to be filed by or with respect to it, either separately or as a member of a group of corporations, pursuant to all

applicable statutes and other Legal Requirements. The Target has made available to the Purchaser copies of all such Tax Returns filed by the Target or the Target Subsidiary. Except as set forth in the Target Disclosure Statement, neither the Target or the Target Subsidiary has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment by the Target or the Target Subsidiary or for which the Target or the Target Subsidiary may be liable.

(b) Except as set forth in the Target Disclosure Statement, all Taxes that the Target or the Target Subsidiary is or was required to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

(c) Each of the Target and the Target Subsidiary has paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof and has established an adequate reserve therefore in the Target Financial Statements for those Taxes not yet due and payable, except for (i) any Taxes the non-payment of which will not have a Material Adverse Effect on the Target or the Target Subsidiary, and (ii) such Taxes, if any, as are listed in the Target Disclosure Statement and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Target Financial Statements.

(d) Neither the Target or the Target Subsidiary is presently under, or has received notice of, any contemplated investigation or audit by any regulatory or government agency or body or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof.

(e) The Target Financial Statements contain full provision for all Taxes including any deferred Taxes that may be assessed to the Target or the Target Subsidiary.

3.8 Restrictions on Doing Business

Neither the Target nor the Target Subsidiary is a party to or bound by any agreement which would restrict or limit its right to carry on any business or activity, including the Business of the Target or the Target Subsidiary.

3.9 Subsidiaries

The Target has no subsidiaries other than the Target Subsidiary and the Target Subsidiary has no subsidiaries.

3.10 Books and Records

The books of account, minute books, stock record books, and other records of the Target and the Target Subsidiary are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the Target and the Target Subsidiary contain accurate and complete records of all meetings held, and corporate action taken by, the respective shareholders, board of directors, and committees of the board of directors of the Target and the Target Subsidiary, and no meeting of any such shareholders, board of directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Target.

3.11 Shareholders Agreements, Etc.

There are no shareholders' agreements, pooling agreements, voting trusts or other similar agreements with respect to the ownership or voting of any of the Target Shares or any of the securities of the Target or the Target Subsidiary.

3.12 Title to Personal Property and Encumbrances

The Target and the Target Subsidiary possess, and have good and marketable title to all personal property necessary for the continued operation of the Business as presently conducted and as represented to the Purchaser, including all Target Assets reflected in the Target Financial Statements or acquired since the Target Accounting Date. All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used. All material equipment, furniture, fixtures and other tangible personal property and Target Assets owned or leased by the Target or the Target Subsidiary are owned by the Target or the Target Subsidiary, as applicable, free and clear of all Encumbrances, except as disclosed in the Target Disclosure Statement.

3.13 Title to Real Property and Encumbrances

The Target and the Target Subsidiary possess, and have good and marketable title to all real property, leaseholds or other interests necessary for the continued operation of the Business as presently conducted and as represented to the Purchaser, including all Target Assets reflected in the Target Financial Statements or acquired since the Target Accounting Date. All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used. All such real property, leaseholds and interests are owned, leased or acquired by the Target or the Target Subsidiary free and clear of all Encumbrances, except as disclosed in the Target Disclosure Statement. The Target and the Target Subsidiary have delivered or made available, or will make available on request, to the Purchaser copies of the deeds and other instruments (as recorded) by which the Target or the Target Subsidiary, as applicable, acquired such real property, leaseholds and interests, and copies of all title insurance policies, opinions, abstracts and surveys in the possession of the Target and the Target Subsidiary and relating to such real property, leaseholds or interests. Neither the Target nor the Target Subsidiary has received any notice or letter regarding the cancellation of the rights granted to the Target Subsidiary in the Shangzhai Property or the Shangzhai Mine.

3.14 Accounts Receivable

All accounts receivable of the Target or the Target Subsidiary that are reflected on the balance sheet included in the Target Financial Statements or on the accounting records of the Target or the Target Subsidiary as of the Closing Date (collectively, the **"Accounts Receivable"**) have been recorded by the Target or the Target Subsidiary, as applicable, in accordance with its usual accounting practices consistent with prior periods and represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. To the best of the knowledge of the Target and the Target Subsidiary, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the balance sheet included in the Target Financial Statements or on the accounting records of the Target or the Target Subsidiary. The reserve taken for doubtful or bad debtor accounts is adequate based on the past experience of the Target or the Target Subsidiary and is consistent with the accounting procedures used in previous fiscal periods. There is nothing which would indicate that such reserves are not adequate or that a higher reserve should be taken. There is no contest, claim, or right of set-off, other than returns in the ordinary course of business, under any contract with any obligor of an Account Receivable relating to the amount or validity of such

Account Receivable. The Target Disclosure Statement contains a complete and accurate list of all Accounts Receivable as of the date of the Target Financial Statements.

3.15 Material Contracts

Each of the Target and the Target Subsidiary has made available all the present outstanding Material Contracts entered into by the Target and the Target Subsidiary in the course of carrying on the Business, including all documents pursuant to which the Target Subsidiary acquired its interest in the Shangzhai Property. Except as listed in the Target Disclosure Statement, neither the Target nor the Target Subsidiary is a party to or bound by any other Material Contract, whether oral or written, and the Material Contracts are all valid and subsisting, in full force and effect and unamended, no material default or violation exists in respect thereof on the part of the Target or the Target Subsidiary, as applicable, or, to the best of the knowledge of the Target and the Target Subsidiary, on the part of any of the other parties thereto. Neither the Target nor the Target Subsidiary, as applicable, is aware of any intention on the part of any of the other parties thereto to terminate or materially alter any such Material Contracts or of any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any such Material Contracts. To the best knowledge of the Target and the Target Subsidiary, the continuation, validity, and effectiveness of each Material Contract will in no way be affected by the consummation of the Transaction. There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Material Contract.

3.16 No Agents

Each of the Target and the Target Subsidiary warrants to the Purchaser that no broker, agent or other intermediary has been engaged by the Target or the Target Subsidiary in connection with the Transaction and, consequently, no commission is payable or due to a third party from the Target or the Target Subsidiary.

3.17 Employee Benefit Plans and Compensation; Employment Matters.

(a) For purposes of this Section 3.17, the following terms will have the meanings set forth below:

(i) "Employee Plan" refers to any plan, program, policy, practice, contract, agreement or other arrangement providing for bonuses, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, and pursuant to which the Target or the Target Subsidiary has or may have any material liability contingent or otherwise;

(ii) "Employee" means any current, former, or retired employee, officer, or director of the Target or the Target Subsidiary; and

(iii) "Employee Agreement" refers to each employment, severance, consulting or similar agreement or contract between the Target or the Target Subsidiary and any Employee.

(b) Each of the Target and the Target Subsidiary has made available to Purchaser:

(i) correct and complete copies of all documents embodying each Employee Plan and each Employee Agreement including all amendments thereto and copies of all forms of agreement and enrollment used in connection therewith;

(ii) the most recent annual actuarial valuations, if any, prepared for each Employee Plan;

(iii) if the Employee Plan is funded, the most recent annual and periodic accounting of the Employee Plan assets; and

(iv) all communications material to any Employee or Employees relating to the Employee Plan and any proposed Employee Plan, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Target or the Target Subsidiary.

(c) Each of the Target and the Target Subsidiary has performed, in all material respects, all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by another party to any Employee Plan, and all Employee Plans have been established and maintained in all material respects in accordance with their respective terms and in substantial compliance with all Applicable Laws. There are no actions, suits or claims pending, or, to the knowledge of the Target and the Target Subsidiary, threatened or anticipated (other than routine claims for benefits), against any Employee Plan or against the assets of any Employee Plan. The Employee Plans can be amended, terminated or otherwise discontinued after the Closing in accordance with their terms, without liability to the Target or the Target Subsidiary, as applicable, the Purchaser or any Affiliate thereof (other than ordinary administration expenses typically incurred in a termination event). There are no audits, inquiries or proceedings pending or, to the knowledge of the Target and Target Subsidiary threatened, by any Governmental Body.

(d) Except as set forth in the Target Disclosure Statement, the execution of this Agreement and the consummation of the Transaction will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under an Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

(e) Each of the Target and the Target Subsidiary:

(i) is in compliance in all material respects with all Applicable Laws respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees;

(ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees;

(iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing;

(iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for Employees (other than routine payments to be made in the normal course of business and consistent with past practice);

(v) has provided the Employees with all wages, benefits, stock options, bonuses, incentives and all other compensation that became due and payable through the date of the Agreement; and

(vi) represents that in the last three (3) years, no citation has been issued by any federal, state, provincial or local occupational safety and health board or agency against them and no notice of contest, claim, complaint, charge, investigation or other administrative enforcement proceeding involving them has been filed or is pending or, to their knowledge, threatened, against them under any federal, state, provincial or local occupational safety and health board or any other Applicable Law relating to occupational safety and health.

(f) No work stoppage, labour strike or other "concerted action" involving Employees against the Target or the Target Subsidiary is pending or, to the knowledge of the Target and the Target Subsidiary, threatened. Neither the Target nor the Target Subsidiary is involved in or, to the knowledge of the Target and the Target Subsidiary, threatened with, any labour dispute, grievance, or litigation relating to labour, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labour practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in a Material Adverse Effect on the Target or the Target Subsidiary. Neither the Target nor the Target Subsidiary is presently, or has been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to any Employees and no collective bargaining agreement is being negotiated. There are no activities or proceedings of a labour union to organize any of the Employees.

(g) Except as set forth in the Target Disclosure Statement and except for claims by Employees under any applicable workers' compensation or similar legislation which, if adversely determined, would not, either individually or in the aggregate, have a Material Adverse Effect on the Target or the Target Subsidiary, there are no complaints, claims or charges pending or outstanding or, to the best of the knowledge of the Target and the Target Subsidiary, anticipated, nor are there any orders, decisions, directions or convictions currently registered or outstanding by any tribunal or agency against or in respect of the Target or the Target Subsidiary under or in respect of any employment legislation. The Target Disclosure Statement lists all Employees in respect of whom of the Target or the Target Subsidiary has been advised by any workers compensation or similar authority that such Employees are in receipt of benefits under workers' compensation or similar legislation. There are no appeals pending before any workers compensation or similar authority involving the Target or the Target Subsidiary and all levies, assessments and penalties made against the Target or the Target Subsidiary pursuant to workers' compensation or similar legislation have been paid. Neither the Target nor the Target Subsidiary is aware of any audit currently being performed by any workers compensation or similar authority, and all payments required to be made in respect of termination or severance pay under any employment standards or similar legislation in respect of former Employees or Employees listed on the Target Disclosure Statement have been made.

3.18 Consents

Except as set forth in the Target Disclosure Statement, no authorization, approval, Order, license, permit or consent of any Governmental Body, and no registration, declaration or filing by the Target or the Target Subsidiary with any such Governmental Body, is required in order for the Target and the Target Subsidiary to:

(a) consummate the Transaction;

(b) execute and deliver all of the documents and instruments to be delivered by the Target Shareholders, the Target and the Target Subsidiary under this Agreement;

(c) duly perform and observe the terms and provisions of this Agreement; or

(d) render this Agreement legal, valid, binding and enforceable.

3.19 Compliance with Legal Requirements

Except as set forth in the Target Disclosure Statement:

(a) each of the Target and the Target Subsidiary is, and at all times has been, in full compliance with all of the terms and requirements of each Governmental Authorization required for the operation of the Business;

(b) no event has occurred or circumstance exists that may (with or without notice or lapse of time) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization required for the operation of the Business or may result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization required for the operation of the Business;

(c) neither the Target nor the Target Subsidiary has received, except as set forth in the Target Disclosure Statement, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

(d) all applications required to have been filed for the renewal of the Governmental Authorizations required for the operation of the Business have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

3.20 Environmental Laws

(a) Each of the Target and the Target Subsidiary:

(i) has obtained all Environmental Permits that are required to carry on its Business and operations as currently carried out under all applicable Environmental Laws, except where the non-compliance with such laws or permits or failure to obtain those permits could not reasonably be expected to have a Material Adverse Effect on the Target or the Target Subsidiary; and

(ii) is in substantial compliance with all applicable Environmental Laws and Environmental Permits in all jurisdictions having environmental regulatory jurisdiction over the Target, the Target Subsidiary or the Target Assets and in all jurisdictions in which the Target or the Target Subsidiary owns Target Assets or conducts operations, except where the non-

compliance with such laws or permits or failure to obtain such permits could not reasonably be expected to have a Material Adverse Effect on the Target or the Target Subsidiary.

(b) There have not occurred any material spills, emissions or pollution on any property of the Target or the Target Subsidiary or the Target Assets or as a result of their operations, nor has the Target or the Target Subsidiary been subject to any stop orders, control orders, clean-up orders or reclamation orders under any Environmental Laws, any of which would individually or in the aggregate have a Material Adverse Effect on the Target or the Target Subsidiary.

(c) In the ordinary course of its Business, each of the Target and the Target Subsidiary periodically reviews the effect of Environmental Laws on its Business, operations and properties, in the course of which it identifies and evaluates associated costs and Liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential Liabilities to third parties). On the basis of such review, each of the Target and the Target Subsidiary has reasonably concluded that such associated costs and Liabilities, if any, would not result in a Material Adverse Change for the Target or the Target Subsidiary, respectively.

(d) Neither the Target nor the Target Subsidiary is aware of or is subject to:

(i) any Proceeding, application, Order or directive which relates to environmental, health or safety matters, and which may require any material work, repairs, construction, or expenditures; or

(ii) any demand or notice with respect to the breach of any Environmental Laws applicable to the Target or the Target Subsidiary, including any regulations respecting the use, storage, treatment, transportation, or disposition of any Hazardous Substances,

which would reasonably be expected to have a Material Adverse Effect on the Target or the Target Subsidiary.

3.21 Legal Proceedings

(a) Except as set forth in the Target Disclosure Statement, there is no pending Proceeding:

(i) that has been commenced by or against the Target or the Target Subsidiary or that otherwise relates to or may affect the Business, or any of the Target Assets; or

(ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, the Transaction.

(b) Except as set forth in the Target Disclosure Statement, to the knowledge of the Target and the Target Subsidiary, no Proceeding has been threatened, and no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

(c) Except as set forth in the Target Disclosure Statement:

(i) there is no Order to which the Target, the Target Subsidiary or any of the Target Assets is subject; and

(ii) no officer, director, agent, or Employee of the Target or the Target Subsidiary is subject to any Order that prohibits such officer, director, agent, or Employee from engaging in or continuing any conduct, activity, or practice relating to the Business.

3.22 Indebtedness of Target and Target Subsidiary

Except for: (i) the payment of salaries and reimbursement for out-of-pocket expenses in the ordinary and usual course; or (ii) amounts disclosed in the Target Disclosure Statement or the Target Financial Statements, neither the Target nor the Target Subsidiary has any Indebtedness to the Target Shareholders, any Related Party of a Target Shareholder or any directors, officers or Employees of the Target or the Target Subsidiary, on any account whatsoever.

3.23 Undisclosed Information

(a) Neither the Target nor the Target Subsidiary or the Target Shareholders has any specific information relating to the Target or the Target Subsidiary which is not generally known or which has not been disclosed to the Purchaser and which could reasonably be expected to have a Material Adverse Effect on the Target or the Target Subsidiary.

(b) No representation or warranty of the Target, the Target Subsidiary or the Target Shareholders in this Agreement and no statement in the Target Disclosure Statement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

3.24 Partnerships or Joint Ventures

Neither the Target nor the Target Subsidiary is a partner or participant in any partnership, joint venture, profit-sharing arrangement or other association of any kind and neither is party to any agreement under which it has agreed to carry on any part of its Business or any other activity in such manner or by which the Target or the Target Subsidiary has agreed to share any revenue or profit with any other person.

3.25 Other Representations

All statements contained in any certificate or other instrument delivered by or on behalf of the Target or the Target Subsidiary pursuant to this Agreement or in connection with the Transaction will be deemed to be representations and warranties of the Target, the Target Subsidiary and the Target Shareholders, respectively, hereunder.

3.26 Survival

Notwithstanding the Closing and the issuance of the Consideration Shares or the waiver of any condition in this Agreement by the Purchaser, the representations, warranties, covenants and agreements of the Target, the Target Subsidiary and the Target Shareholders hereunder will (except where otherwise specifically provided for in this Agreement) survive the Closing and will continue in full force and effect for 36 months after the Closing Date.

3.27 Reliance

Each of the Target, the Target Subsidiary and the Target Shareholders acknowledges and agrees that the Purchaser has entered into this Agreement relying on the warranties and representations and other terms and conditions contained in this Agreement, notwithstanding any independent searches or investigations that have been or may be undertaken by or on behalf of the Purchaser, and that no information which is now known or should be known or which may hereafter become known by the Purchaser or its officers, directors or professional advisers, on the Closing Date, will limit or extinguish the Purchaser's right to indemnification hereunder.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE TARGET SHAREHOLDERS

Each of the Target Shareholders hereby severally (and not jointly or jointly and severally) acknowledges, represents and warrants to the Purchaser, and acknowledges that the Purchaser is relying upon such acknowledgements, representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of the Purchaser, that:

4.1 Capacity

Each Target Shareholder has the capacity to own the Target Shares owned by it, to enter into this Agreement and to perform its obligations under this Agreement.

4.2 Ownership

Each Target Shareholder is the registered and beneficial owner of the Target Shares set out beside its name in SCHEDULE A to this Agreement, free and clear of any Liens or Encumbrances and except as set forth in the Target Disclosure Statement. Upon the Closing, except for the rights of the Purchaser pursuant to this Agreement with respect to the Target Shares and except as set forth in the Target Disclosure Statement, there will be no outstanding options, calls or rights of any kind binding on any Target Shareholder relating to or providing for the purchase, delivery or transfer of any of its Target Shares, and no Target Shareholder has any interest, legal or beneficial, direct or indirect, in any other shares of, or the assets or Business of, the Target.

4.3 Execution and Delivery

Each Target Shareholder has all requisite power and authority to execute and deliver the Transaction Documents and to perform its respective obligations hereunder and to consummate the Transaction. No other corporate or shareholder proceedings on the part of a Target Shareholder is necessary to authorize such documents or to consummate the Transaction. This Agreement has been, and the other Transaction Documents when executed and delivered by the Target Shareholders as contemplated by this Agreement will be, duly executed and delivered by the Target Shareholders and this Agreement is, and the other Transaction Documents when executed and delivered by the Target Shareholders as contemplated hereby will be, valid and binding obligations of the Target Shareholders, enforceable in accordance with their respective terms except:

(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally;

(b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and

(c) as limited by public policy.

4.4 No Violation

The execution and delivery of this Agreement, the transfer of the Target Shares owned by it and the performance, observance or compliance with the terms of this Agreement by such Target Shareholder will not violate, constitute a default under, conflict with, or give rise to any requirement for a waiver or consent under:

(a) any provision of any agreement, instrument or other obligation to which such Target Shareholder is a party or by which such Target Shareholder is bound; or

(b) any Applicable Laws.

4.5 Waiver

Except as provided for in this Agreement, after the Closing Date each Target Shareholder is agreeing to waive all rights held by such Target Shareholder in connection with the Target Shares under prior agreements, including shareholder agreements, pertaining to the Target Shares held by such Target Shareholder and the Target Shareholder will remise, release and forever discharge the Purchaser and its respective directors, officers, employees, successors, solicitors, agents and assigns from any and all obligations to the Target Shareholder under any such prior agreements.

4.6 Survival

Notwithstanding the Closing and the issuance of the Consideration Shares or the waiver of any condition by the Purchaser, the representations, warranties, covenants and agreements of the Target Shareholders hereunder will (except where otherwise specifically provided in this Agreement) survive the Closing and will continue in full force and effect for 36 months after the Closing Date.

4.7 Reliance

Each Target Shareholder acknowledges and agrees that the Purchaser has entered into this Agreement relying on the warranties and representations and other terms and conditions contained in this Agreement, notwithstanding any independent searches or investigations that have been or may be undertaken by or on behalf of the Purchaser, and that no information which is now known or should be known or which may hereafter become known by the Purchaser or its officers, directors or professional advisers, on the Closing Date, will limit or extinguish the Purchaser's right to indemnification hereunder.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

As of the Closing Date and except as set forth in the Purchaser Financial Statements or the Purchaser Disclosure Statement or as otherwise provided for in any certificate or other instrument delivered pursuant to this Agreement, the Purchaser makes the following representations to the Target, and the Purchaser acknowledges that the Target is relying upon such representations and warranties, each of which is qualified in its entirety by the matters described in the Purchaser Disclosure Statement, in connection with the execution, delivery and performance of this Agreement:

5.1 Organization and Good Standing

The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power, authority and capacity to conduct its business as presently conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under any applicable contracts. The Purchaser is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

5.2 Capitalization

(a) The entire authorized capital stock of the Purchaser consists of an unlimited number of Purchaser Shares without par value, of which 24,502,445 Purchaser Shares are currently issued and outstanding, and an unlimited number of preference shares without par value, of which no preference shares are currently issued and outstanding.

(b) Immediately prior to the Closing, there will be no more than 24,502,445 Purchaser Shares issued and outstanding.

(c) Except as set out in this Agreement, the Purchaser Financial Statements and the Purchaser Disclosure Statement, there are no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements, or commitments obligating the Purchaser to issue any additional Purchaser Shares, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from the Purchaser any Purchaser Shares. There are no agreements purporting to restrict the transfer of any of the issued and outstanding Purchaser Shares, and no voting agreements, shareholders' agreements, voting trusts, or other arrangements restricting or affecting the voting of any of the Purchaser Shares to which the Purchaser is a party or of which the Purchaser is aware.

5.3 Authority

The Purchaser has all requisite corporate power and authority to execute and deliver the Transaction Documents to be signed by the Purchaser and to perform its obligations hereunder and to consummate the Transaction. The execution and delivery of each of the Transaction Documents by the Purchaser and the consummation of the Transaction have been duly authorized by the board of directors of the Purchaser. Other than as set out in this Agreement, no other corporate or shareholder proceedings on the part of the Purchaser are necessary to authorize such Transaction Documents or to consummate the Transaction. This Agreement has been, and the other Transaction Documents when executed and delivered by the Purchaser as contemplated by this Agreement will be, duly executed and delivered by the Purchaser and this Agreement is, and the other Transaction Documents when executed and delivered by the Purchaser as contemplated hereby will be, valid and binding obligations of the Purchaser enforceable in accordance with their respective terms except:

(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally;

(b) as limited by laws relating to the availability of specific performance, injunctive relief of other equitable remedies; and

(c) as limited by public policy.

5.4 Validity of Consideration Shares Issuable upon the Closing

The Consideration Shares to be issued to the Target Shareholders at Closing will, upon issuance, have been duly and validly authorized and, the Consideration Shares when so issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable.

5.5 Non-Contravention

Except as set out in the Purchaser Disclosure Statement, neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will, directly or indirectly (with or without notice or lapse of time or both):

(a) conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any Lien, security interest, charge or Encumbrance upon any of the material properties or assets of the Purchaser under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, Order, decree, statute, law, ordinance, rule or regulation applicable to the Purchaser or its material property or assets;

(b) contravene, conflict with, or result in a violation of, any provision of the Charter Documents of the Purchaser, any resolution adopted by the board of directors of the Purchaser or the shareholders of the Purchaser, or any Applicable Laws;

(c) contravene, conflict with, or result in a violation or breach of any provision of, or give any person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Material Contract; or

(d) violate any Order, writ, injunction, decree, statute, rule, or regulation of any court or Governmental Body applicable to the Purchaser or any of its material property or assets.

5.6 Corporate Records of the Purchaser

The corporate records of the Purchaser, as required to be maintained by it pursuant to the laws of the Province of British Columbia, are accurate, complete and current in all material respects, and the minute books of the Purchaser are, in all material respects, correct and contain all material records required by the laws of the Province of British Columbia in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of the Purchaser.

5.7 Purchaser Public Documents

The Purchaser has furnished or made available to the Target Shareholders a true and complete copy of each report, schedule and registration statement filed by the Purchaser pursuant to Applicable Securities Laws (collectively, and as such documents have since the time of their filing been amended, the **"Purchaser Public Documents"**). As of their respective dates, the Purchaser Public Documents complied in all material respects with the requirements of Applicable Securities Laws applicable to such Purchaser Public Documents. The Purchaser Public Documents constitute all of the documents and reports that the Purchaser was required to file pursuant to Applicable Securities Laws. No Governmental Authority has initiated any inquiry, investigation or Proceeding in respect of the Purchaser and the

Purchaser is not aware of any event and does not have any information which would result in a Governmental Body initiating an inquiry, investigation or Proceeding or otherwise affect the Purchaser Shares.

5.8 Actions and Proceedings

Except as disclosed in the Purchaser Public Documents, to the best knowledge of the Purchaser, there is no basis for and there is no claim, charge, arbitration, grievance, action, suit, judgment, demand, investigation or Proceeding by or before any Governmental Body or arbiter now outstanding or pending or, to the best knowledge of the Purchaser, threatened against or affecting the Purchaser which involves any of the Business, property or assets of the Purchaser that, if adversely resolved or determined, would have a Material Adverse Effect on the Purchaser. There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have a Material Adverse Effect on the Purchaser.

5.9 Compliance

(a) To the best knowledge of the Purchaser, the Purchaser is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any Applicable Laws related to the business or operations of the Purchaser.

(b) To the best knowledge of the Purchaser, the Purchaser is not subject to any judgment, Order or decree entered in any lawsuit or Proceeding applicable to its Business and operations that would have a Material Adverse Effect on the Purchaser.

(c) The Purchaser has duly filed all reports and returns required to be filed by it with any Governmental Body and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement. All of such permits and consents are in full force and effect, and no Proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of the Purchaser, threatened, and none of them will be affected in a material adverse manner by the consummation of the Transaction.

5.10 Filings, Consents and Approvals

No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or Governmental Body or any other Person is necessary for the consummation by the Purchaser of the Transaction or to continue to conduct its Business after the Closing in a manner which is consistent with that in which it is presently conducted.

5.11 Financial Representations

Included with the Purchaser Public Documents are true, correct, and complete copies of the Purchaser Financial Statements. The Purchaser Financial Statements:

(a) are in accordance with the books and records of the Purchaser;

(b) present fairly the financial condition of the Purchaser as of the respective dates indicated and its results of operations for such periods; and

(c) have been prepared in accordance with GAAP.

The Purchaser has not received any advice or notification from its independent certified public accountants that the Purchaser has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Purchaser Financial Statements or the books and records of the Purchaser, any properties, assets, Liabilities, revenues, or expenses. The books, records and accounts of the Purchaser accurately and fairly reflect, in reasonable detail, the assets and Liabilities of the Purchaser. The Purchaser has not engaged in any transaction, maintained any bank account, or used any funds of the Purchaser, except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Purchaser.

5.12 Absence of Undisclosed Liabilities

The Purchaser has no material Liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise, other than: (i) payments contemplated by this Agreement to be made by the Purchaser at Closing; and (ii) reasonable accounting and legal fees of the Purchaser incurred in connection with the Transaction.

5.13 Tax Matters

(a) As of the date hereof:

(i) the Purchaser has timely filed all Tax Returns in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to it, and

(ii) all such Tax Returns are true and correct in all material respects.

(b) The Purchaser has paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof and has established an adequate reserve therefore on its balance sheets for those Taxes not yet due and payable, except for any Taxes the non-payment of which will not have a Material Adverse Effect on the Purchaser.

(c) The Purchaser is not presently under and has not received notice of, any contemplated investigation or audit by any Governmental Body concerning any fiscal year or period ended prior to the date hereof.

(d) All Taxes required to be withheld on or prior to the date hereof from Employees for Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate Governmental Body.

(e) To the best knowledge of the Purchaser, the Purchaser Financial Statements contain full provision for all Taxes including any deferred Taxes that may be assessed to the Purchaser for the accounting period ended on the Purchaser Accounting Date or for any prior period in respect of any transaction, event or omission occurring, or any profit earned, on or prior to the Purchaser Accounting Date or for which the Purchaser is accountable up to such date and all contingent Liabilities for Taxes have been provided for or disclosed in the Purchaser Financial Statements.

5.14 Absence of Changes

Since the Purchaser Accounting Date, except as disclosed in the Purchaser Public Documents and except as contemplated in this Agreement, the Purchaser has not:

(a) incurred any Liabilities, other than Liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any Lien or Encumbrance, or paid any Liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or will cause any Material Adverse Effect to it or any of its assets or properties;

(b) sold, encumbered, assigned or transferred any material fixed assets or properties;

(c) created, incurred, assumed or guaranteed any Indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of the Purchaser to any mortgage, Lien, pledge, security interest, conditional sales contract or other Encumbrance of any nature whatsoever;

(d) made or suffered any amendment or termination of any Material Contract to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e) declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of the Purchaser Shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of the Purchaser Shares;

(f) suffered any damage, destruction or loss, whether or not covered by insurance, that has had a Material Adverse Effect on its Business, operations, assets, properties or prospects;

(g) suffered any material adverse change in its Business, operations, assets, properties, prospects or condition (financial or otherwise);

(h) received notice or had knowledge of any actual or threatened labour trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have a Material Adverse Effect on its Business, operations, assets, properties or prospects;

(i) made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $5,000;

(j) other than in the ordinary course of business, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its Employees or directors or made any increase in, or any addition to, other benefits to which any of its Employees or directors may be entitled;

(k) entered into any transaction other than in the ordinary course of business consistent with past practice; or

(l) agreed, whether in writing or orally, to do any of the foregoing.

5.15 Absence of Certain Changes or Events

Since the Purchaser Accounting Date, except as and to the extent disclosed in the Purchaser Public Documents, there has not been:

(a) a Material Adverse Effect with respect to the Purchaser; or

(b) any material change by the Purchaser in its accounting methods, principles or practices.

5.16 Personal Property

There are no material equipment, furniture, fixtures or other tangible personal property and assets owned or leased by the Purchaser, except as disclosed in the Purchaser Public Documents. The Purchaser possesses, and has good and marketable title to all property necessary for the continued operation of the business of the Purchaser as presently conducted and as represented to the Target Shareholders. All such property is used in the Business of the Purchaser. All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used. All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by the Purchaser are owned or leased by the Purchaser free and clear of all Liens, security interests, charges, Encumbrances and other adverse claims, except as previously disclosed to the Target.

5.17 Subsidiaries

The Purchaser has no subsidiaries.

5.18 Insurance

The assets owned by the Purchaser are insured under various policies of general product liability and other forms of insurance consistent with prudent business practices. All such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default by the Purchaser, or any event which, with the giving of notice, the lapse of time or both, would constitute a default thereunder. All premiums to date have been paid in full.

5.19 Employees and Consultants

To the best knowledge of the Purchaser, no employee of the Purchaser is in violation of any term of any Employment Agreement, non-disclosure agreement, non-competition agreement or any other Contract or agreement relating to the relationship of such Employee with the Purchaser or any other nature of the Business conducted or to be conducted by the Purchaser.

5.20 Real Property

The Purchaser does not own any real property. Each of the leases, subleases, claims or other real property interests (collectively, the **"Purchaser Leases"**) to which the Purchaser is a party or is bound, as disclosed in writing to the Target or as disclosed in the Purchaser Public Documents, is legal, valid, binding, enforceable and in full force and effect in all material respects. All rental and other payments required to be paid by the Purchaser pursuant to any such Purchaser Leases have been duly paid and no event has occurred which, upon the passing of time, the giving of notice, or both, would constitute a breach or default by any party under any of the Purchaser Leases. The Purchaser Leases will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing

Date. The Purchaser has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Purchaser Leases or the leasehold property pursuant thereto.

5.21 Material Contracts and Transactions

Other than as expressly contemplated by this Agreement, there are no Material Contracts to which the Purchaser is a party, except as previously disclosed to the Target or as disclosed in the Purchaser Public Documents. The Purchaser has made available to the Target a copy of each Material Contract. Each Material Contract of the Purchaser is in full force and effect, and there exists no material breach or violation of or default by the Purchaser under any Material Contract of the Purchaser, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any Material Contract by the Purchaser. To the best knowledge of the Purchaser, the continuation, validity and effectiveness of each Material Contract of the Purchaser will in no way be affected by the consummation of the Transaction. There exists no actual or threatened termination, cancellation or limitation of, or any amendment, modification or change to, any Material Contract of the Purchaser.

5.22 Certain Transactions

Except as previously disclosed to the Target or as disclosed in the Purchaser Public Documents, the Purchaser is not a guarantor or indemnitor of any Indebtedness of any Person.

5.23 Internal Accounting Controls

The Purchaser maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

5.24 Listing and Maintenance Requirements

The Purchaser Shares are currently quoted on the OTC Bulletin Board and the Purchaser has not, in the 12 months preceding the date hereof, received any notice from the OTC Bulletin Board or FINRA or any trading market on which the Purchaser Shares are or have been listed or quoted, to the effect that the Purchaser is not in compliance with the quoting, listing or maintenance requirements of the OTC Bulletin Board or such other trading market. No Governmental Body has issued any Order preventing or suspending the trading of the Purchaser Shares or prohibiting the issuance of the Consideration Shares to be delivered hereunder, and, to the Purchaser's knowledge, no Proceedings for such purpose are pending or threatened.

5.25 No SEC or FINRA Inquiries

Neither the Purchaser nor any of its officers or directors is the subject of any formal or informal inquiry or investigation by the SEC or FINRA. The Purchaser currently does not have any outstanding comment letters or other correspondences from the SEC or FINRA. The Purchaser does not know of any event or have any information which would result in the SEC or FINRA initiating an inquiry, investigation or Proceeding or otherwise affect the Purchaser.

5.26 No Agents

The Purchaser warrants that no broker, agent or other intermediary has been engaged by the Purchaser in connection with the Transaction and, consequently, no commission is payable or due to a third party from the Purchaser.

5.27 Undisclosed Information

(a) The Purchaser does not have any specific information relating to the Purchaser which is not generally known or which has not been disclosed to the Target and which could reasonably be expected to have a Material Adverse Effect on the Purchaser.

(b) To the Purchaser's knowledge, no representation or warranty of the Purchaser in this Agreement and no statement in the Purchaser Disclosure Statement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

5.28 Other Representations

All statements contained in any certificate or other instrument delivered by or on behalf of the Purchaser pursuant hereto or in connection with the Transaction will be deemed to be representations and warranties by the Purchaser hereunder.

5.29 Survival

Notwithstanding the Closing and the issuance of the Consideration Shares or the waiver of any condition in this Agreement by the Target, the Target Subsidiary or the Target Shareholders, as applicable, the representations, warranties, covenants and agreements of the Purchaser hereunder will (except where otherwise specifically provided for in this Agreement) survive the Closing and will continue in full force and effect for 36 months after the Closing Date.

5.30 Reliance

The Purchaser acknowledges and agrees that the Target, the Target Subsidiary and the Target Shareholders have entered into this Agreement relying on the warranties and representations and other terms and conditions contained in this Agreement, notwithstanding any independent searches or investigations that have been or may be undertaken by or on behalf of the Target, the Target Subsidiary or the Target Shareholders, and that no information which is now known or should be known or which may hereafter become known by the Target, the Target Subsidiary or the Target Shareholders or their respective professional advisers, on the Closing Date, will limit or extinguish the right to indemnification hereunder.

ARTICLE 6
CLOSING

6.1 Closing Date and Location

The Transaction will be completed at 10:00 a.m. (Pacific time) on the Closing Date, at the offices of the Purchaser's Solicitors, or at such other location and time as is mutually agreed to by the Purchaser and the Target. Notwithstanding the location of the Closing, each party agrees that the Closing may be completed

by the exchange of undertakings between the respective legal counsel for the Purchaser and the Target, provided such undertakings are satisfactory to each party's respective legal counsel.

6.2 Target and Target Shareholders Closing Documents

On the Closing Date, the Target, the Target Subsidiary, the Target Shareholders and the Designees will deliver, or cause to be delivered, to the Purchaser the documents set forth in Section 7.1 and such other documents as the Purchaser may reasonably require to effect the Transaction.

6.3 Purchaser Closing Documents

On the Closing Date, the Purchaser will deliver, or cause to be delivered, to the Target, the Target Shareholders and the Designees the documents set forth in Section 8.1 and such other documents as the Target may reasonably require to effect the Transaction.

ARTICLE 7
PURCHASER'S CONDITIONS PRECEDENT

7.1 Purchaser's Conditions

The obligation of the Purchaser to complete the Transaction will be subject to the satisfaction of, or compliance with, at or before the Closing Date, of the conditions precedent set forth below. The Closing of the Transaction will be deemed to mean a waiver of all conditions to Closing. These conditions precedent are for the benefit of the Purchaser and may be waived by the Purchaser in its discretion:

(a) the Purchaser will have reviewed and approved of all materials in the possession and control of the Target, the Target Subsidiary and the Target Shareholders which are germane to the Purchaser's decision to proceed with the Transaction;

(b) the Purchaser and its solicitors will be reasonably satisfied that the due diligence, analysis and other customary examinations that they have performed regarding the financial position and the business of the Target and the Target Subsidiary are consistent, in all material respects, with the representations and warranties of the Target, the Target Subsidiary and the Target Shareholders set forth in this Agreement;

(c) the Purchaser and its accountants shall have received, and had a reasonable opportunity to review, a copy of the Target Financial Statements from the Target and will be reasonably satisfied with the content of the Target Financial Statements;

(d) each of the Target and the Target Subsidiary will have provided the Purchaser with a legal opinion of its counsel, in a form reasonably satisfactory to the Purchaser's Solicitors;

(e) the Target will have provided the Purchaser with a title report with respect to the Shangzhai Property, in form and substance satisfactory to the Purchaser, in its sole discretion;

(f) the Technical Report will have been completed and delivered to the Purchaser, in form and substance satisfactory to the Purchaser and its solicitors;

(g) all consents, renunciations, authorizations or approvals of third parties, which, in the Purchaser's reasonable opinion must be obtained prior to the Closing in order to give effect to the purchase of the Target Shares and the other transactions contemplated herein, must be obtained to the Purchaser's satisfaction or in accordance with the relevant agreements, covenants or applicable law;

(h) the Target and the Target Subsidiary will have obtained the consent of any parties from whom consent to the Transaction is required;

(i) the Target, the Target Subsidiary and the Target Shareholders will have performed and complied with all obligations, covenants and agreements of the Target, the Target Subsidiary and the Target Shareholders set out in this Agreement and the representations and warranties of the Target, the Target Subsidiary and each of the Target Shareholders set forth in this Agreement will be true, correct and complete in all material respects as of the Closing Date and with the same effect as if made at and as of the Closing Date and the Purchaser will have received:

(i) from each of the Target and the Target Subsidiary, a certificate executed by an officer of the Target and Target Subsidiary, as applicable, certifying that all obligations, covenants and agreements of the Target and the Target Subsidiary, as applicable, contained in this Agreement have been performed and complied with and that the representations and warranties of the Target and the Target Subsidiary, as applicable, set forth in this Agreement are true and correct in all material respects as at the Closing Date; and

(ii) from each Target Shareholder and the Designees, a completed and executed US Certificate or Non-US Certificate, as applicable;

(j) on the Closing Date, the Target's total Liabilities, determined in accordance with GAAP, net of cash, shall not exceed $150,000;

(k) no Material Adverse Change will have occurred with respect to the Business of the Target, the business of the Target Subsidiary or the Target Shares;

(l) this Agreement, the Transaction Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to the Purchaser, will have been executed and delivered to the Purchaser;

(m) no claim will have been asserted or made that any Person (other than the Purchaser, the Target or the Target Shareholders) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any of the Target Shares, or any other voting, equity, or ownership interest in, the Target or the Target Subsidiary or (other than the Target Shareholders) is entitled to all or any portion of the Consideration Shares;

(n) no Order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any Governmental Body which prohibits, restrains, enjoins or restricts the consummation of the Transaction;

(o) approval of the board of directors of the Purchaser, the Target and the Target Subsidiary will have been obtained;

(p) the Target Shares will have been delivered in accordance with Section 6.2;

(q) the Purchaser will have received from the Target, the following closing documentation:

(i) a certified copy of resolutions of the directors of the Target authorizing the transfer of the Target Shares from the Target Shareholders to the Purchaser, the registration of the Target Shares into the name of the Purchaser and the issue of share certificates representing the Target Shares from the Target Shareholders registered in the name of the Purchaser;

(ii) a certified copy of the central securities register of the Target showing the Purchaser as the registered owner of the Target Shares from the Target Shareholders;

(iii) all such instruments of transfer, duly executed, which in the opinion of the Purchaser acting reasonably are necessary to effect and evidence the transfer of the Target Shares from the Target Shareholders to the Purchaser free and clear of all Encumbrances; and

(iv) the corporate minute books and all other books and records of the Target; and

(r) the Purchaser will have received from the Target Subsidiary the corporate minute books and all other books and records of the Target Subsidiary.

7.2 Waiver/Survival

The conditions set forth in this Article 7 are for the exclusive benefit of the Purchaser and may be waived by the Purchaser in writing in whole or in part on or before the Closing Date. Notwithstanding any such waiver, the completion of the Transaction will not prejudice or affect in any way the rights of the Purchaser in respect of the warranties and representations of the Target, the Target Subsidiary and the Target Shareholders in this Agreement, and the representations and warranties of the Target and the Target Shareholders in this Agreement will survive the Closing and issuance of the Consideration Shares for the applicable period set out in Sections 3.26 and 4.6, as applicable.

7.3 Covenant of the Target, the Target Subsidiary and the Target Shareholders

The Target, the Target Subsidiary and the Target Shareholders covenant to deliver all of the closing documentation set out in Section 7.1.

ARTICLE 8
TARGET'S AND TARGET SHAREHOLDERS' CONDITIONS PRECEDENT

8.1 Target's and Target Shareholders' Conditions

The obligation of the Target and the Target Shareholders to complete the Transaction will be subject to the satisfaction of, or compliance with, at or before the Closing Date, of the conditions precedent set forth below. The Closing of the Transaction will be deemed to mean a waiver of all conditions to Closing. These conditions precedent are for the benefit of the Target, the Target Subsidiary and the Target Shareholders and may be waived by the Target in its discretion:

(a) the Target will have reviewed and approved of all materials in the possession and control of the Purchaser which are germane to the Target's decision to proceed with the Transaction;

(b) the Target and its solicitors will be reasonably satisfied that the due diligence, analysis and other customary examinations that they have performed regarding the financial position and the business of the Purchaser are consistent, in all material respects, with the representations and warranties of the Purchaser set forth in this Agreement;

(c) the Target and its accountants shall have had a reasonable opportunity to review the Purchaser Financial Statements and will be reasonably satisfied with the content of the Purchaser Financial Statements;

(d) all consents, renunciations, authorizations or approvals of third parties, which, in the Target's reasonable opinion are necessary to give effect to the transactions contemplated herein, must be obtained to the Target's satisfaction or in accordance with the relevant agreements, covenants or applicable law;

(e) the Purchaser will have obtained the consent of any parties from whom consent to the Transaction is required;

(f) the Purchaser will have performed and complied with all obligations, covenants and agreements of the Purchaser set out in this Agreement and the representations and warranties of the Purchaser set forth in this Agreement will be true, correct and complete in all material respects as of the Closing Date and with the same effect as if made at and as of the Closing Date and the Target will have received from the Purchaser, a certificate executed by an officer of the Purchaser certifying that all obligations, covenants and agreements of the Purchaser contained in this Agreement have been performed and complied with and that the representations and warranties of the Purchaser set forth in this Agreement are true and correct in all material respects as at the Closing Date; and

(g) no Material Adverse Change will have occurred with respect to the Business of the Purchaser;

(h) the approval of the boards of directors of the Target and the Purchaser for the Transaction will have been obtained;

(i) immediately prior to the Closing, there will be no more than 24,502,445 Purchaser Shares issued and outstanding;

(j) this Agreement, the Transaction Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance satisfactory to the Target will have been executed and delivered to the Target;

(k) the Consideration Shares will have been delivered in accordance with Section 6.3; and

(l) no Order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any Governmental Body which prohibits, restrains, enjoins or restricts the consummation of the Transaction.

8.2 Waiver/Survival

The conditions set forth in this Article 8 are for the exclusive benefit of the Target and the Target Shareholders and may be waived by the Target and the Target Shareholders in writing in whole or in part on or before the Closing Date. Notwithstanding any such waiver, completion of the Transaction by the Target and the Target Shareholders will not prejudice or affect in any way the rights of the Target and the Target Shareholders in respect of the warranties and representations of the Purchaser set forth in this Agreement, and the representations and warranties of the Purchaser in this Agreement will survive the Closing and issuance of the Consideration Shares for the applicable period set out in Section 5.29.

8.3 Covenant of the Purchaser

The Purchaser covenants to deliver all of the closing documentation set out in Section 8.1.

ARTICLE 9
CONDUCT OF BUSINESS PRIOR TO CLOSING

9.1 Conduct

Except as otherwise contemplated or permitted by this Agreement, or as set forth in the Target Disclosure Statement, during the period from the date of this Agreement to the earlier of the Closing Date and the date on which this Agreement is terminated in accordance with its terms, the Target and the Target Subsidiary jointly and severally covenant and agree to do the following:

(a) conduct the Business in the ordinary and usual course and in a continuous fashion and shall not, without the prior written consent of the Purchaser:

(i) make any capital expenditures, additions or improvements or commitments for the same which individually or in the aggregate exceed $10,000, other than in the ordinary and usual course of business;

(ii) acquire or agreed to acquire (by tender offer, exchange offer, merger, amalgamation, acquisition of shares or assets or otherwise) any Person or other business organization or division or acquire or agree to acquire any material assets;

(iii) sell, lease, sublease, assign or transfer (by tender offer, exchange offer, merger, amalgamation, sale of shares or the Target Assets or otherwise) any of the Target Assets;

(iv) enter into any Material Contracts regarding its business operations, including joint ventures, partnerships or other arrangements;

(v) make any material change in accounting procedures or practices;

(vi) sell, or undertake to sell, any of the Target Shares or any securities of the Target or the Target Subsidiary;

(vii) other than in the ordinary and usual course of business, enter into any agreement or arrangement granting any rights to purchase or lease any of the Target Assets

or rights or requiring the consent of any Person to the transfer, assignment or lease of any Target Assets or rights;

(viii) other than in the ordinary and usual course of business, enter into any other material transaction, or any amendment of any Contract which is material to its Business;

(ix) increase the salaries or other compensation of, or make any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its Employees, officers or directors or make any increase in, or any addition to, other benefits to which any of its Employees, officers or directors may be entitled;

(x) create, incur, assume or guarantee any indebtedness for money borrowed, or mortgaged or pledged by the Target or the Target Subsidiary or a third party, and will not subject any of the material assets or properties of the Target or the Target Subsidiary to any mortgage, lien, pledge, security interest, conditional sales contract or other Encumbrance related to any such indebtedness for money borrowed;

(xi) other than in the ordinary and usual course of business, cancel, waive or compromise any Indebtedness or claims, including any accounts payable and receivable;

(xii) settle any outstanding claim, dispute, litigation matter or tax dispute;

(xiii) declare, set aside or pay any dividend or make or agree to make any other distribution or payment in respect of the Target's or the Target Subsidiary's capital shares or redeem, repurchase or otherwise acquire or agree to redeem, purchase or acquire any of the Target's or the Target Subsidiary's capital shares or equity securities; or

(xiv) pay any amount (other than salaries in the ordinary course of business) to any Related Party of the Target, the Target Subsidiary or the Target Shareholders;

(b) comply with all laws affecting the operation of the Business and pay all required Taxes;

(c) not take any action or omit to take any action which would, or would reasonably be expected to, result in a breach of or render untrue any representation, warranty, covenant or other obligation of the Target, the Target Subsidiary or the Target Shareholders contained herein;

(d) use commercially reasonable efforts to preserve intact the Business and the assets, operations and affairs of the Target and the Target Subsidiary and carry on the Business and the affairs of the Target and the Target Subsidiary substantially as currently conducted, and use commercially reasonable efforts to promote and preserve for the Purchaser the goodwill of suppliers, customers and others having business relations with the Target and the Target Subsidiary;

(e) take all necessary actions, steps and proceedings that are necessary to approve or authorize, or to validly and effectively undertake, the execution and delivery of this Agreement and the completion of the Transaction;

(f) otherwise respond reasonably promptly to reasonable requests from the Purchaser for information concerning the status of the Business, operations, and finances of the Target or the Target Subsidiary; and

(g) comply with the provisions of Article 10 of this Agreement.

ARTICLE 10
ADDITIONAL COVENANTS OF THE PARTIES

10.1 Board of Directors of the Purchaser

(a) The current directors of the Purchaser will, subject to compliance with applicable corporate laws and the Purchaser's Charter Documents, adopt resolutions appointing Longwen Lin, Xin Li and Peifeng Huang and such other person as the Target may advise to the board of directors of the Purchaser and accepting the resignation of Stuart Wooldridge from the board of directors of the Purchaser, which appointments and resignation will be effective on Closing or, if applicable, ten days after the filing of a Schedule 14f-1 in connection with the Transaction.

(b) If applicable, the Purchaser shall prepare and file a Schedule 14f-1 information statement with the SEC as required under the Exchange Act in connection with the change of directors arising in connection with the completion of the Transaction.

10.2 Officers of the Purchaser

The current directors of the Purchaser will adopt resolutions appointing Longwen Lin as President and Chief Executive Officer and Thomas Tze Khern Yeo as Chief Financial Officer and corporate secretary, subject to the approval of such persons to act in such positions, and accepting the resignations of Xin Li and Stuart Wooldridge from all officer positions with the Purchaser, with such appointments and resignation to be effective on Closing.

10.3 Employment Agreements

At Closing, the Purchaser shall enter into employment agreements with such employees of the Target as the Purchaser deems necessary to operate the Business.

10.4 Issuances of Securities by Target and Target Subsidiary

Each of the Target and the Target Subsidiary hereby covenants and agrees that it will not, during the period commencing on the date of execution of this Agreement and ending on the Closing Date, issue any shares in its capital or enter into any agreement, right or option, present or future, contingent, absolute or capable of becoming an agreement, right or option or which with the passage of time or the occurrence of any event could become an agreement, right or option to require the Target or the Target Subsidiary to issue any further or other shares in its capital or any other security convertible or exchangeable into shares in its capital or to convert or exchange any securities into or for shares in the capital of the Target or the Target Subsidiary.

10.5 Notification of Financial Liabilities

The Target, the Target Subsidiary and the Target Shareholder shall immediately notify the Purchaser in accordance with Section 13.4 hereof, if the Target or the Target Subsidiary receives any advice or notification from its independent certified public accountants that the Target or the Target Subsidiary has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the books, records, and accounts of the Target or the Target Subsidiary, any properties, assets, Liabilities, revenues, or expenses.

10.6 Consents

The parties covenant and agree that they will use commercially reasonable efforts to obtain the consents, renunciations and approvals of third parties which are necessary to the completion of the Transaction, provided that such consents, renunciations or approvals may be validly given by such third parties in accordance with relevant agreements, covenants or applicable law.

10.7 Exclusivity

Until such time, if any, as this Agreement is terminated pursuant to Article 11, the Transaction is consummated or as otherwise agreed to by the parties hereto, none of the parties to this Agreement (through their advisors, directors, bankers, Employees, shareholders, agents or otherwise) will, directly or indirectly:

(a) solicit, initiate, encourage, facilitate or discuss any proposition, offer, inquiry, submission or proposal from any other Person concerning: (i) the purchase of any part of their issued and outstanding securities, including the Target Shares; (ii) the purchase of any significant elements of their respective assets; or (iii) any merger, reorganization, arrangement, capitalization or any other form of business merger implicating, directly or indirectly, any party to this Agreement or their respective Businesses (a **"Proposed Transaction"**); or

(b) enter into any agreement, discussions or negotiations with any Person, company or other entity with respect to a Proposed Transaction.

Each of the parties to this Agreement will provide written notification to the other parties hereto of all propositions, offers, bids or information requests that they might receive regarding a Proposed Transaction and must provide the other parties to this Agreement with all relevant information in their possession related to such Proposed Transaction.

10.8 Access for Investigation

(a) Between the date of this Agreement and the Closing Date, the Target and the Target Subsidiary shall:

(i) afford the Purchaser, the Purchaser's Solicitors and the Purchaser's representatives, advisors, prospective lenders and their representatives (collectively, the **"Purchaser's Advisors"**) full and free access to the Target's and the Target Subsidiary's, as applicable, personnel, properties, Contracts, books and records, and other documents and data, in each case during normal business hours, upon a reasonable number of occasions, upon reasonable notice and in a manner calculated to minimize disruption of the Target's or the Target Subsidiary's Business, as applicable;

(ii) furnish the Purchaser and the Purchaser's Advisors with copies of all such Contracts, books and records, and other existing documents and data, as the Purchaser may reasonably request; and

(iii) furnish the Purchaser and the Purchaser's Advisors with such additional financial, operating, and other data and information, as the Purchaser may reasonably request.

(b) Between the date of this Agreement and the Closing Date, the Purchaser shall:

(i) afford the Target and its respective representatives, legal and advisors and prospective lenders and their representatives (collectively, the **"Target's Advisors"**) full and free access to the Purchaser's personnel, properties, contracts, books and records, and other documents and data, in each case during normal business hours, upon a reasonable number of occasions, upon reasonable notice and in a manner calculated to minimize disruption of the Purchaser's business;

(ii) furnish the Target and the Target's Advisors with copies of all such contracts, books and records, and other existing documents and data, as the Target may reasonably request; and

(iii) furnish the Target and the Target's Advisors with such additional financial, operating, and other data and information, as the Target may reasonably request.

10.9 Required Filings

(a) As promptly as practicable after the date of this Agreement, the Target, the Target Subsidiary and the Target Shareholders shall make all filings required by Legal Requirements to be made by it in order to consummate the Transaction. Between the date of this Agreement and the Closing Date, the Target, the Target Subsidiary and the Target Shareholders shall cooperate with the Purchaser with respect to all filings that the Purchaser elects to make or is required by Legal Requirements to make in connection with the Transaction.

(b) As promptly as practicable after the date of this Agreement, the Purchaser will make all filings required by Legal Requirements to be made by it in order to consummate the Transaction. The Purchaser will (i) provide the Target Shareholders with copies of all correspondence with Governmental Bodies relating to such Legal Requirements, (ii) allow the Target Shareholders to participate on all discussions or meetings (whether in person or via phone or other technology) with Governmental Bodies relating to such Legal Requirements, and (iii) provide the Target Shareholders with reasonable notice of each of the foregoing, and a reasonable opportunity to participate in the process where appropriate.

10.10 Collection of Personal Information

The Target Shareholders acknowledge and consent to the fact that the Purchaser is collecting the Target Shareholders' personal information which may be disclosed by the Purchaser to:

(a) the Governmental Body;

(b) the Purchaser's registrar and transfer agent;

(c) Canadian tax authorities; and

(d) authorities pursuant to the *Proceeds of Crime (Money Laundering) and Terrorist Financing Act* (Canada).

By executing this Agreement, each of the Target Shareholders are deemed to be consenting to the foregoing collection, use and disclosure of each of the Target Shareholders' personal information and to the retention of such personal information for as long as permitted or required by law or business practice. Each of the Target Shareholders also consents to the filing of copies or originals of any of the Target Shareholders' documents described herein as may be required to be filed with any Governmental Body in connection with the Transaction.

10.11 Notification

Between the date of this Agreement and the Closing Date, each of the parties to this Agreement will promptly notify the other parties in writing if any such party becomes aware of any fact or condition that causes or constitutes a breach of any of the representations and warranties set forth herein, as of the date of this Agreement, or if such party becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Target Disclosure Statement or Purchaser Disclosure Statement between the date of this Agreement and the Closing Date, if such Target Disclosure Statement or Purchaser Disclosure Statement were dated the date of the occurrence or discovery of any such fact or condition, the Target or the Purchaser, as applicable, will promptly deliver to the other party a supplement to such Target Disclosure Statement or Purchaser Disclosure Statement specifying such change. During the same period, each party hereto will promptly notify the other parties hereto of the occurrence of any breach of any covenant set forth herein or of the occurrence of any event that may make the satisfaction of the conditions set forth herein impossible or unlikely.

10.12 Best Efforts

Between the date of this Agreement and the Closing Date, the parties will use their best efforts to cause the conditions contained in this Agreement to be satisfied.

10.13 Disclosure of Confidential Information

Until the Closing Date and, if this Agreement is terminated without consummation of the Transaction, then after such termination, the Purchaser, the Target, the Target Subsidiary and each of the Target Shareholders will maintain in confidence, will cause their respective directors, officers, Employees, agents, and advisors to maintain in confidence, and will not use to the detriment of another party or divulge to any third parties, other than their respective legal and financial advisors, auditors, representatives and any other Governmental Bodies having jurisdiction, any confidential written, oral, or other information obtained during the course of the investigations in connection with this Agreement or the Transaction, unless:

(a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party;

(b) the use of such information is necessary or appropriate pursuant to Applicable Securities Laws or in making any filing or obtaining any consent or approval required for the consummation of the Transaction; or

(c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal Proceedings.

10.14 Public Notices

The parties agree that they will not release or issue any reports or statements or make any public announcements relating to this Agreement or the Transaction without the prior written consent of the other party, except as may be required upon advice of counsel to comply with Applicable Laws or regulatory requirements.

ARTICLE 11
TERMINATION

11.1 Termination

This Agreement may be terminated at any time prior to the Closing Date by:

(a) mutual agreement of the Purchaser and the Target;

(b) the Purchaser, if there has been a material breach by the Target, the Target Subsidiary or a Target Shareholder of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of the Target, the Target Subsidiary or a Target Shareholder that is not cured, to the reasonable satisfaction of the Purchaser, within seven (7) business days after notice of such breach is given by the Purchaser (except that no cure period will be provided for a breach by the Target, the Target Subsidiary or a Target Shareholder that, by its nature, cannot be cured);

(c) the Target, if there has been a material breach by the Purchaser of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of the Purchaser that is not cured, to the reasonable satisfaction of the Target, within seven (7) business days after notice of such breach is given by the Target (except that no cure period will be provided for a breach by the Purchaser that by its nature cannot be cured);

(d) the Purchaser or the Target if any permanent injunction or other order of a Governmental Body of competent authority preventing the consummation of the transaction contemplated by this Agreement has become final and non-appealable; or

(e) if the Transaction has not been consummated prior to the Closing Date, unless otherwise extended by the written agreement of the parties hereto.

11.2 Effect of Termination

In the event of the termination of this Agreement as provided in Section 11.1, this Agreement will be of no further force or effect, provided, however, that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations under this Agreement.

ARTICLE 12
INDEMNITIES

12.1 Agreement of the Purchaser to Indemnify

The Purchaser shall indemnify, defend, and hold harmless, to the full extent of the law, the Target, the Target Subsidiary and/or the Target Shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by the Target, the Target Subsidiary and/or the Target Shareholders by reason of, resulting from, based upon or arising out of:

(a) the material breach by the Purchaser of any representation or warranty of the Purchaser contained in or made pursuant to this Agreement or any certificate or other instrument delivered pursuant to this Agreement; or

(b) the material breach or partial breach by the Purchaser of any covenant or agreement of the Purchaser made in or pursuant to this Agreement or any certificate or other instrument delivered pursuant to this Agreement.

12.2 Agreement of the Target, the Target Subsidiary and the Target Shareholders to Indemnify

The Target, the Target Subsidiary and each Target Shareholder shall indemnify, defend, and hold harmless, to the full extent of the law, the Purchaser from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by the Purchaser by reason of, resulting from, based upon or arising out of:

(a) the material breach by the Target, the Target Subsidiary or a Target Shareholder of any representation or warranty of the Target, the Target Subsidiary or a Target Shareholder contained in or made pursuant to this Agreement or any certificate or other instrument delivered pursuant to this Agreement; or

(b) the material breach or partial breach by the Target, the Target Subsidiary or a Target Shareholder of any covenant or agreement of the Target, the Target Subsidiary or a Target Shareholder made in or pursuant to this Agreement or any certificate or other instrument delivered pursuant to this Agreement.

12.3 Third Party Claims

(a) If any third party notifies a party entitled to indemnification under Section 12.1 or 12.2 (each an **"Indemnified Party"**) with respect to any matter (a **"Third-Party Claim"**) which may give rise to an indemnity claim against a party required to indemnify such Indemnified Party under Section 12.1 or 12.2 (each an **"Indemnifying Party"**), then the Indemnified Party will promptly give written notice to Indemnifying Party; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation under this Article 12, except to the extent such delay actually and materially prejudices the Indemnifying Party.

(b) The Indemnifying Party will be entitled to participate in the defense of any Third-Party Claim that is the subject of a notice given by the Indemnified Party pursuant to Section 12.3(a). In addition, the Indemnifying Party will have the right to defend the Indemnified Party against the Third-Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party gives written notice to the Indemnified Party within fifteen

(15) days after the Indemnified Party has given notice of the Third-Party Claim that the Indemnifying Party elects to assume the defense of such Third-Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have adequate financial resources to defend against the Third-Party Claim and fulfill its indemnification obligations hereunder, (iii) if the Indemnifying Party is a party to the Third-Party Claim or, in the reasonable opinion of the Indemnified Party some other actual or potential conflict of interest exists between the Indemnifying Party and the Indemnified Party, the Indemnified Party determines in good faith that joint representation would not be inappropriate, (iv) the Third-Party Claim does not relate to or otherwise arise in connection with Taxes or any criminal or regulatory enforcement action, (v) settlement of, an adverse judgment with respect to or the Indemnifying Party's conduct of the defense of the Third-Party Claim is not, in the good faith judgment of the Indemnified Party, likely to be materially adverse to the Indemnified Party's reputation or continuing business interests (including its relationships with current or potential customers, suppliers or other parties material to the conduct of its business) and (vi) the Indemnifying Party conducts the defense of the Third-Party Claim actively and diligently. The Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third-Party Claim; provided, however, that the Indemnifying Party will pay the reasonable fees and expenses of separate co-counsel retained by the Indemnified Party that are incurred prior to Indemnifying Party's assumption of control of the defense of the Third-Party Claim.

(c) The Indemnifying Party will not consent to the entry of any judgment or enter into any compromise or settlement with respect to the Third-Party Claim without the prior written consent of the Indemnified Party unless such judgment, compromise or settlement (i) provides for the payment by the Indemnifying Party of money as sole relief for the claimant, (ii) results in the full and general release of the Indemnified Party from all liabilities arising or relating to, or in connection with, the Third-Party Claim and (iii) involves no finding or admission of any violation of Legal Requirements or the rights of any Person and has no effect on any other claims that may be made against the Indemnified Party.

(d) If the Indemnifying Party does not deliver the notice contemplated by Section 12.3(b)(i), or the evidence contemplated by Section 12.3(b)(ii), within fifteen (15) days after the Indemnified Party has given notice of the Third-Party Claim, or otherwise at any time fails to conduct the defense of the Third-Party Claim actively and diligently, the Indemnified Party may defend, and may consent to the entry of any judgment or enter into any compromise or settlement with respect to, the Third-Party Claim in any manner it may deem appropriate; provided, however, that the Indemnifying Party will not be bound by the entry of any such judgment consented to, or any such compromise or settlement effected, without its prior written consent (which consent will not be unreasonably withheld or delayed). In the event that the Indemnified Party conducts the defense of the Third-Party Claim pursuant to this Section 12.3(d), the Indemnifying Party will (i) advance the Indemnified Party promptly and periodically for the costs of defending against the Third-Party Claim (including reasonable attorneys' fees and expenses) and (ii) remain responsible for any and all other Losses that the Indemnified Party may incur or suffer resulting from, arising out of, relating to, in the nature of or caused by the Third-Party Claim to the fullest extent provided in this Article 12.

12.4 Exclusive Remedy

After the Closing, this Article 12 shall be the sole and exclusive remedy for any inaccuracy of any representation and warranty, or breach of any covenant obligation, made in connection with this Agreement.

ARTICLE 13
GENERAL

13.1 Expenses

All costs and expenses incurred in connection with the preparation of this Agreement and the Transaction will be paid by the party incurring such expenses.

13.2 Indemnifications Not Affected by Investigation

The right to indemnification, payment of damages or other remedy based on the representations, warranties, covenants, and obligations contained herein will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

13.3 Assignment

No parties to this Agreement may assign any of their respective rights under this Agreement without the prior consent of each of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of each of the parties, as applicable. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns, as applicable.

13.4 Notices

Any notice required or permitted to be given under this Agreement will be in writing and may be given by delivering, sending by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy, or sending by prepaid registered mail, the notice to the following address or number:

If to the Purchaser:

SGB INTERNATIONAL HOLDINGS INC.
909 – 6081 No. 3 Road, Richmond
British Columbia V6Y 2B2, Canada

Attention:	Xin Li
Telephone:	(604) 304-3315
Facsimile:	(604) 304-3319
Email:	whlixin@hotmail.com

With a copy (which will not constitute notice) to:

Clark Wilson LLP
Suite 800 – 885 West Georgia Street
Vancouver, British Columbia V6C 3H1
Canada

Attention:	Larry Yen
Telephone:	(604) 687-5700
Facsimile:	(604) 687-6314
Email:	lky@cwilson.com

If to the Target Shareholders, to the Target or to the Target Subsidiary:

YONGDING SHANGZHAI COAL MINE LTD.
Shangzhai Village, Longtan Town
Yongding County, Fujian, China

Attention:	Longwen Lin
Telephone:	13959077111
Facsimile:	
Email:	whyplm@163.com

(or to such other address or number as any party may specify by notice in writing to another party).

Any notice delivered or sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy on a business day will be deemed conclusively to have been effectively given on the day the notice was delivered, or the transmission was sent successfully to the number set out above, as the case may be.

Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

13.5 Governing Law; Venue

This Agreement, the legal relations between the parties and the adjudication and the enforcement thereof, shall be governed by and interpreted and construed in accordance with the substantive laws of the Province of British Columbia and the laws of Canada applicable therein, without regard to applicable choice of law provisions thereof. The parties hereto agree that any action, suit or proceeding arising out of or relating to this Agreement or the Transaction will be brought in a suitable court located in the Province of British Columbia and each party hereto irrevocably submits to the exclusive jurisdiction of those courts.

13.6 Severability

If any covenant or other provision of this Agreement is invalid, illegal, or incapable of being enforced by reason of any rule of law or public policy, then such covenant or other provision will be severed from and will not affect any other covenant or other provision of this Agreement, and this Agreement will be construed as if such invalid, illegal, or unenforceable covenant or provision had never been contained in this Agreement. All other covenants and provisions of this Agreement will, nevertheless, remain in full

force and effect and no covenant or provision will be deemed dependent upon any other covenant or provision unless so expressed herein.

13.7 Entire Agreement

This Agreement, the schedules attached hereto and the other documents in connection with this transaction contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto. Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

13.8 Further Assurances

The parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as may be necessary to give full effect to the provisions and intent of this Agreement.

13.9 Enurement

This Agreement and each of the terms and provisions hereof will enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, personal representatives, successors and assigns.

13.10 Amendment

This Agreement may not be amended except by an instrument in writing signed by each of the parties.

13.11 Schedules and Disclosure Statements

The schedules attached, the Target Disclosure Statement and the Purchaser Disclosure Statement provided pursuant to this Agreement are incorporated herein.

13.12 Counterparts

This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument and delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement.

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the day and year first above written.

DRAGON INTERNATIONAL RESOURCES GROUP CO., LIMITED

Per: *"signed"*
Authorized Signatory

YONGDING SHANGZHAI COAL MINE LTD.

Per: *"signed"*
Authorized Signatory

SGB INTERNATIONAL HOLDINGS INC.

Per: *"signed"*
Authorized Signatory

SCHEDULE A

LIST OF TARGET SHAREHOLDERS

Name and Address	Signature (Executing Share Exchange Agreement)	ID Number or Incorporation Number	Number of Target Shares Held
Longwen Lin Shangzhai Village, Longtan Town, Yongding County, Fujian, China	*/s/ Longwen Lin*	Chinese ID 350583196008080179	9,400,000
Tik Li Unit 04, 7/F, Bright Way Tower, No. 33 Mong Kok Road, Kowloon, Hong Kong	*/s/ Tik Li*	HK ID P681811(4)	600,000
Total			10,000,000

SCHEDULE B

CERTIFICATE OF NON-U.S. SHAREHOLDER

Capitalized terms used but not otherwise defined in this Certificate shall have the meanings given to such terms in that certain Share Exchange Agreement dated ________, 2011 (the **"Agreement"**) among the Purchaser, the Target, the Target Subsidiary and the Target Shareholders, including the undersigned. In connection with the issuance of the Consideration Shares to the undersigned, the undersigned hereby agrees, acknowledges, represents and warrants that:

1. the undersigned is not a "U.S. Person" as such term is defined by Rule 902 of Regulation S (the definition of which includes, but is not limited to, an individual resident in the U.S. and an estate or trust of which any executor or administrator or trust, respectively is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the U.S.);

2. none of the Consideration Shares have been or will be registered under the Securities Act, or under any state securities or "blue sky" laws of any state of the United States, and may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in compliance with any Applicable Securities Laws;

3. offers and sales of any of the Consideration Shares prior to the expiration of a period of six months after the date of original issuance of the Consideration Shares (the six month period hereinafter referred to as the **"Distribution Compliance Period"**) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the Securities Act or an exemption therefrom and in each case only in accordance with applicable state and foreign securities laws;

4. the undersigned will not engage in any hedging transactions involving any of the Consideration Shares unless such transactions are in compliance with the provisions of the Securities Act and in each case only in accordance with Applicable Securities Laws;

5. the undersigned is acquiring the Consideration Shares for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Consideration Shares in the United States or to U.S. Persons;

6. the undersigned has not acquired the Consideration Shares as a result of, and will not itself engage in, any directed selling efforts (as defined in Regulation S) in the United States in respect of the Consideration Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Consideration Shares; provided, however, that the undersigned may sell or otherwise dispose of the Consideration Shares pursuant to registration thereof under the Securities Act and any Applicable Securities Laws or under an exemption from such registration requirements;

7. the statutory and regulatory basis for the exemption claimed for the sale of the Consideration Shares, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the Securities Act or any Applicable Securities Laws;

8. the Purchaser has not undertaken, and will have no obligation, to register any of the Consideration Shares under the Securities Act;

9. the Purchaser is entitled to rely on the acknowledgements, agreements, representations and warranties of the undersigned contained in the Agreement and this Certificate, and the undersigned will hold harmless the Purchaser from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the undersigned not being true and correct;

10. the undersigned has been advised to consult its own respective legal, tax and other advisors with respect to the merits and risks of an investment in the Consideration Shares and, with respect to applicable resale restrictions, is solely responsible (and the Purchaser is not in any way responsible) for compliance with applicable resale restrictions;

11. the undersigned and the undersigned's advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Purchaser in connection with the acquisition of the Consideration Shares under the Agreement, and to obtain additional information, to the extent possessed or obtainable by the Purchaser without unreasonable effort or expense;

12. the books and records of the Purchaser were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the undersigned during reasonable business hours at its principal place of business and that all documents, records and books in connection with the acquisition of the Consideration Shares under the Agreement have been made available for inspection by the undersigned, the undersigned's attorney and/or advisor(s);

13. the undersigned:

(a) is knowledgeable of, or has been independently advised as to, the Applicable Securities Laws of the securities regulators having application in the jurisdiction in which the undersigned is resident (the **"International Jurisdiction"**) which would apply to the acquisition of the Consideration Shares;

(b) the undersigned is acquiring the Consideration Shares pursuant to exemptions from prospectus or equivalent requirements under Applicable Securities Laws or, if such is not applicable, the undersigned is permitted to acquire the Consideration Shares under the Applicable Securities Laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions;

(c) the Applicable Securities Laws of the authorities in the International Jurisdiction do not require the Purchaser to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Consideration Shares; and

(d) the acquisition of the Consideration Shares by the undersigned does not trigger:

(i) any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or

(ii) any continuous disclosure reporting obligation of the Purchaser in the International Jurisdiction; and

the undersigned will, if requested by the Purchaser, deliver to the purchaser a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in Sections 13(c) and 13(d) above to the satisfaction of the Purchaser, acting reasonably;

14. the undersigned (i) is able to fend for itself in connection with the acquisition of the Consideration Shares; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Consideration Shares; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

15. the undersigned is not aware of any advertisement of any of the Consideration Shares and is not acquiring the Consideration Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

16. no Person has made to the undersigned any written or oral representations:

(a) that any Person will resell or repurchase any of the Consideration Shares;

(b) that any Person will refund the purchase price of any of the Consideration Shares;

(c) as to the future price or value of any of the Consideration Shares; or

(d) that any of the Consideration Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Consideration Shares on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the Purchaser Shares on the OTC Bulletin Board;

17. the undersigned is outside the United States when receiving and executing this Agreement and is acquiring the Consideration Shares as principal for their own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other Person has a direct or indirect beneficial interest in the Consideration Shares;

18. neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Consideration Shares;

19. the Consideration Shares are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a Person in the United States;

20. the undersigned understands and agrees that the Consideration Shares issued to the undersigned will bear the following legend:

"THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION

S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.";

21. if the undersigned is a resident of British Columbia, the undersigned acknowledges and agrees that, in addition to the legend set forth in paragraph 20 above, the Consideration Shares issued to the undersigned will also bear the following restrictive legend (the **"BC Legend"**) specified in BCI 51-509:

"UNLESS OTHERWISE PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY IN OR FROM BRITISH COLUMBIA UNLESS THE CONDITIONS IN SECTION 12(2) OF BC INSTRUMENT 51-509 ISSUERS QUOTED IN THE U.S. OVER-THE-COUNTER MARKET ARE MET.";

22. if the undersigned is not a resident of British Columbia, the undersigned acknowledges, agrees, represents and warrants that:

(a) pursuant to BCI 51-509, a subsequent trade in any of the Consideration Shares in or from British Columbia will be a distribution subject to the prospectus and registration requirements of Applicable Securities Laws (including the BC Act) unless certain conditions are met, which conditions include, among others, a requirement that any certificate representing the Consideration Shares (or ownership statement issued under a direct registration system or other book entry system) bear the BC Legend;

(b) the undersigned is not a resident of British Columbia and undertakes not to trade or resell any of the Consideration Shares in or from British Columbia unless the trade or resale is made in accordance with BCI 51-509. The undersigned understands that others will rely upon the truth and accuracy of the representations and warranties contained in this Certificate and agrees that if such representations and warranties are no longer accurate or have been breached, the undersigned shall immediately notify the Purchaser;

(c) by executing and delivering the Agreement and this Certificate and as a consequence of the representations and warranties made by the undersigned contained in this Certificate, the undersigned will have directed the Purchaser not to include the BC Legend on any certificates representing any of the Consideration Shares to be issued to the undersigned.

As a consequence, the undersigned will not be able to rely on the resale provisions of BCI 51-509, and any subsequent trade in any of the Consideration Shares in or from British Columbia will be a distribution subject to the prospectus and registration requirements of the BC Act; and

(d) if the undersigned wishes to trade or resell any of the Consideration Shares in or from British Columbia, the undersigned agrees and undertakes to return, prior to any such trade or resale, any certificate representing the Consideration Shares to the Purchaser's transfer agent or the Purchaser, as applicable, to have the BC Legend imprinted on such certificate or to instruct the Purchaser's transfer agent to include the BC Legend on any ownership statement issued under a direct registration system or other book entry system; and

23. the Purchaser shall refuse to register any transfer of Consideration Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, pursuant to an available exemption from registration under the Securities Act or pursuant to an available exemption from the registration and prospectus requirements of the BC Act.

IN WITNESS WHEREOF, I have executed this Certificate of Non-U.S. Shareholder.

/s/ Lin Long Wen
Signature

LIN LONG WEN
Print Name

Title (if applicable)

Address

Date: 4 . 12, 2011

As a consequence, the undersigned will not be able to rely on the resale provisions of BCI 51-509, and any subsequent trade in any of the Consideration Shares in or from British Columbia will be a distribution subject to the prospectus and registration requirements of the BC Act; and

(d) if the undersigned wishes to trade or resell any of the Consideration Shares in or from British Columbia, the undersigned agrees and undertakes to return, prior to any such trade or resale, any certificate representing the Consideration Shares to the Purchaser's transfer agent or the Purchaser, as applicable, to have the BC Legend imprinted on such certificate or to instruct the Purchaser's transfer agent to include the BC Legend on any ownership statement issued under a direct registration system or other book entry system; and

23. the Purchaser shall refuse to register any transfer of Consideration Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, pursuant to an available exemption from registration under the Securities Act or pursuant to an available exemption from the registration and prospectus requirements of the BC Act.

IN WITNESS WHEREOF, I have executed this Certificate of Non-U.S. Shareholder.

/s/ Yeo Tze Khern

Signature

YEO TZE KHERN

Print Name

Mr

Title (if applicable)

Address

Date: 12 April, 2011

As a consequence, the undersigned will not be able to rely on the resale provisions of BCI 51-509, and any subsequent trade in any of the Consideration Shares in or from British Columbia will be a distribution subject to the prospectus and registration requirements of the BC Act; and

(d) if the undersigned wishes to trade or resell any of the Consideration Shares in or from British Columbia, the undersigned agrees and undertakes to return, prior to any such trade or resale, any certificate representing the Consideration Shares to the Purchaser's transfer agent or the Purchaser, as applicable, to have the BC Legend imprinted on such certificate or to instruct the Purchaser's transfer agent to include the BC Legend on any ownership statement issued under a direct registration system or other book entry system; and

23. the Purchaser shall refuse to register any transfer of Consideration Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, pursuant to an available exemption from registration under the Securities Act or pursuant to an available exemption from the registration and prospectus requirements of the BC Act.

IN WITNESS WHEREOF, I have executed this Certificate of Non-U.S. Shareholder.

/s/ Yuu Hui Yun
Signature

wu hui yun
Print Name

Title (if applicable)

Address

Date: 4, 12, 2011

As a consequence, the undersigned will not be able to rely on the resale provisions of BCI 51-509, and any subsequent trade in any of the Consideration Shares in or from British Columbia will be a distribution subject to the prospectus and registration requirements of the BC Act; and

(d) if the undersigned wishes to trade or resell any of the Consideration Shares in or from British Columbia, the undersigned agrees and undertakes to return, prior to any such trade or resale, any certificate representing the Consideration Shares to the Purchaser's transfer agent or the Purchaser, as applicable, to have the BC Legend imprinted on such certificate or to instruct the Purchaser's transfer agent to include the BC Legend on any ownership statement issued under a direct registration system or other book entry system; and

23. the Purchaser shall refuse to register any transfer of Consideration Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, pursuant to an available exemption from registration under the Securities Act or pursuant to an available exemption from the registration and prospectus requirements of the BC Act.

IN WITNESS WHEREOF, I have executed this Certificate of Non-U.S. Shareholder.

/s/ Lin Jinxing
Signature

Lin Jinxing
Print Name

Date: 4 . 12 , 2011

Title (if applicable)

Address

As a consequence, the undersigned will not be able to rely on the resale provisions of BCI 51-509, and any subsequent trade in any of the Consideration Shares in or from British Columbia will be a distribution subject to the prospectus and registration requirements of the BC Act; and

(d) if the undersigned wishes to trade or resell any of the Consideration Shares in or from British Columbia, the undersigned agrees and undertakes to return, prior to any such trade or resale, any certificate representing the Consideration Shares to the Purchaser's transfer agent or the Purchaser, as applicable, to have the BC Legend imprinted on such certificate or to instruct the Purchaser's transfer agent to include the BC Legend on any ownership statement issued under a direct registration system or other book entry system; and

23. the Purchaser shall refuse to register any transfer of Consideration Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, pursuant to an available exemption from registration under the Securities Act or pursuant to an available exemption from the registration and prospectus requirements of the BC Act.

IN WITNESS WHEREOF, I have executed this Certificate of Non-U.S. Shareholder.

/s/ Fengying Wang Date:________________, 2011

Signature

Fengying Wang

Print Name

____

Title (if applicable)

____

Address

____

As a consequence, the undersigned will not be able to rely on the resale provisions of BCI 51-509, and any subsequent trade in any of the Consideration Shares in or from British Columbia will be a distribution subject to the prospectus and registration requirements of the BC Act; and

(d) if the undersigned wishes to trade or resell any of the Consideration Shares in or from British Columbia, the undersigned agrees and undertakes to return, prior to any such trade or resale, any certificate representing the Consideration Shares to the Purchaser's transfer agent or the Purchaser, as applicable, to have the BC Legend imprinted on such certificate or to instruct the Purchaser's transfer agent to include the BC Legend on any ownership statement issued under a direct registration system or other book entry system; and

23. the Purchaser shall refuse to register any transfer of Consideration Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, pursuant to an available exemption from registration under the Securities Act or pursuant to an available exemption from the registration and prospectus requirements of the BC Act.

IN WITNESS WHEREOF, I have executed this Certificate of Non-U.S. Shareholder.

/s/ Li Tik Date: ______________________, 2011

Signature

Li Tik

Print Name

____

Title (if applicable)

____

Address

____

SCHEDULE C

CERTIFICATE OF U.S. SHAREHOLDER

Capitalized terms used but not otherwise defined in this Certificate shall have the meanings given to such terms in that certain Share Exchange Agreement dated ________, 2011 (the **"Agreement"**) among the Purchaser, the Target, the Target Subsidiary and the Target Shareholders, including the undersigned. In connection with the issuance of the Consideration Shares to the undersigned, the undersigned hereby agrees, acknowledges, represents and warrants, as an integral part of the Agreement, that:

1. the undersigned satisfies one or more of the categories of "Accredited Investor", as defined by Regulation D promulgated under the Securities Act, as indicated below: (Please initial in the space provide those categories, if any, of an "Accredited Investor" which the undersigned satisfies.)

______	Category 1	An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Consideration Shares, with total assets in excess of US $5,000,000.
______	Category 2	A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of purchase exceeds US $1,000,000, excluding the value of the primary residence of such natural person, calculated by subtracting from the estimated fair market value of the property the amount of debt secured by the property, up to the estimated fair market value of the property.
______	Category 3	A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person's spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.
______	Category 4	A private business development company as defined in Section 202(a)(22) of the *Investment Advisers Act of 1940* (United States).
______	Category 5	A director or executive officer of the Purchaser.
______	Category 6	A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Consideration Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.
______	Category 7	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories.

Note that if the undersigned is claiming to satisfy one of the above categories of Accredited Investor, the undersigned may be required to supply the Purchaser with a balance sheet, prior years' federal income tax returns or other appropriate documentation to verify and substantiate the undersigned's status as an Accredited Investor.

If the undersigned is an entity which initialled Category 7 in reliance upon the Accredited Investor categories above, state the name and address of each equity owner, together with which of Categories 1 to 6 each equity owner falls into (please use an additional page if necessary):

____

____

2. none of the Consideration Shares have been or will be registered under the Securities Act, or under any state securities or "blue sky" laws of any state of the United States, and may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in compliance with any applicable state and foreign securities laws;

3. the undersigned understands and agrees that offers and sales of any of the Consideration Shares shall be made only in compliance with the registration provisions of the Securities Act or an exemption therefrom and in each case only in accordance with applicable state and foreign securities laws;

4. the undersigned understands and agrees not to engage in any hedging transactions involving any of the Consideration Shares unless such transactions are in compliance with the provisions of the Securities Act and in each case only in accordance with applicable state and provincial securities laws;

5. the undersigned is acquiring the Consideration Shares for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Consideration Shares in the United States or to U.S. Persons;

6. except as set out in the Agreement, the Purchaser has not undertaken, and will have no obligation, to register any of the Consideration Shares under the Securities Act;

7. the Purchaser is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of the undersigned contained in the Agreement and this Certificate, and the undersigned will hold harmless the Purchaser from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the undersigned not being true and correct;

8. the undersigned has been advised to consult its own respective legal, tax and other advisors with respect to the merits and risks of an investment in the Consideration Shares and, with respect to applicable resale restrictions, is solely responsible (and the Purchaser is not in any way responsible) for compliance with applicable resale restrictions;

9. the undersigned and the undersigned's advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Purchaser in connection with the acquisition of the Consideration Shares under the Agreement, and to obtain additional information, to the extent possessed or obtainable by the Purchaser without unreasonable effort or expense;

10. the books and records of the Purchaser were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the undersigned during reasonable business hours at its principal place of business and that all documents, records and books in connection with the

acquisition of the Consideration Shares under the Agreement have been made available for inspection by the undersigned, the undersigned's attorney and/or advisor(s);

11. the undersigned (i) is able to fend for itself in connection with the acquisition of the Consideration Shares; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Consideration Shares; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

12. the undersigned is not aware of any advertisement of any of the Consideration Shares and is not acquiring the Consideration Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

13. no person has made to the undersigned any written or oral representations:

(a) that any person will resell or repurchase any of the Consideration Shares;

(b) that any person will refund the purchase price of any of the Consideration Shares;

(c) as to the future price or value of any of the Consideration Shares; or

(d) that any of the Consideration Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Consideration Shares on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of the Purchaser on the OTC Bulletin Board;

14. none of the Consideration Shares are listed on any stock exchange or automated dealer quotation system and, except as set out in the Agreement, no representation has been made to the undersigned that any of the Consideration Shares will become listed on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the common shares of the Purchaser on the OTC Bulletin Board;

15. the undersigned is acquiring the Consideration Shares as principal for their own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Consideration Shares;

16. neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Consideration Shares;

17. the Purchaser shall refuse to register any transfer of Consideration Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration under the Securities Act;

18. the Consideration Shares issued to the undersigned will bear the following legend:

> "NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED,

> MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.";

19. the address of the undersigned included herein is the sole address of the undersigned as of the date of this certificate;

20. the undersigned is the beneficial owner of their respective Consideration Shares free and clear of all liens, charges and encumbrances of any kind whatsoever;

21. other than the Charter Documents of the Target, there are no written instruments, buy-sell agreements, registration rights or agreements, voting agreements or other agreements by and between or among the undersigned and any other Person, imposing any restrictions upon the transfer, prohibiting the transfer of or otherwise pertaining to the Consideration Shares held by the undersigned or the ownership thereof;

22. no Person has or will have any agreement or option or any right capable at any time of becoming an agreement to purchase or otherwise acquire the Consideration Shares held by the undersigned or require the undersigned to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any of their Consideration Shares other than under the Agreement;

23. the undersigned waives all claims and actions connected with the issuance of or rights attached to the Consideration Shares held by the undersigned, including without limitation, the benefit of any representations, warranties and covenants in favour of the undersigned contained in any share purchase or subscription agreement(s) for such Consideration Shares; and any registration, liquidation, or any other rights by and between or among the undersigned and any other Person, which may be triggered as a result of the consummation of the Transaction;

24. pursuant to BCI 51-509, a subsequent trade in any of the Consideration Shares in or from British Columbia will be a distribution subject to the prospectus and registration requirements of Applicable Securities Laws in Canada (including the BC Act) unless certain conditions are met, which conditions include, among others, a requirement that any certificate representing the Consideration Shares (or ownership statement issued under a direct registration system or other book entry system) bear the restrictive legend (the "**BC Legend**") specified in BCI 51-509;

25. the undersigned is not a resident of British Columbia and undertakes not to trade or resell any of the Consideration Shares in or from British Columbia unless the trade or resale is made in accordance with BCI 51-509. The undersigned understands that others will rely upon the truth and accuracy of the representations and warranties contained in this Certificate and agrees that if such representations and warranties are no longer accurate or have been breached, the undersigned shall immediately notify the Purchaser;

27. by executing and delivering the Agreement and as a consequence of the representations and warranties made by the undersigned contained in this Certificate, the undersigned will have directed the Purchaser not to include the BC Legend on any certificates representing any of the Consideration Shares to be issued to the undersigned. As a consequence, the undersigned will not be able to rely on the resale provisions of BCI 51-509, and any subsequent trade in any of the Consideration Shares in or from

British Columbia will be a distribution subject to the prospectus and registration requirements of the BC Act; and

28. if the undersigned wishes to trade or resell any of the Consideration Shares in or from British Columbia, the undersigned agrees and undertakes to return, prior to any such trade or resale, any certificate representing the Consideration Shares to the Purchaser's transfer agent or the Purchaser, as applicable, to have the BC Legend imprinted on such certificate or to instruct the Purchaser's transfer agent to include the BC Legend on any ownership statement issued under a direct registration system or other book entry system.

IN WITNESS WHEREOF, I have executed this Certificate of U.S. Shareholder.

______________________________	Date:______________________, 2011
Signature	
______________________________	
Print Name	
______________________________	
Title (if applicable)	
______________________________	
Address	
______________________________	

SCHEDULE D

SHANGZHAI MINING LICENSE BOUNDARY COORDINATES

Point	East X	North Y	Elev Z	Length
Licence 2.7 km^2				
1	39497331	2745380	700	0.1
2	39499410	2745380	700	0.1
D	39499410	2746100	700	0.1
E	39497940	2746760	700	0.1
8	39497451	2746799	700	0.1
Licence 5.7 km^2				
1	39497331	2745380	550	0.1
2	39499410	2745380	550	0.1
3	39500480	2745390	550	0.1
4	39500480	2747630	550	0.1
5	39498325	2746970	550	0.1
6	39497769	2747217	550	0.1
7	39497513	2747217	550	0.1
8	39497451	2746799	550	0.1
E	39497940	2746760	550	0.1
D	39499410	2746100	550	0.1

SCHEDULE E

LIST OF PERSONS RECEIVING SHARES

Name and Address	Signature (Executing Share Exchange Agreement)	ID Number or Incorporation Number	Number of Consideration Shares to be Issued
Longwen Lin Shangzhai Village, Longtan Town, Yongding County, Fujian, China	/s/ *Longwen Lin*	Chinese ID 350583196008080179	198,469,800
Jinxing Lin 143 Dafen Rd., Ximei-pengmei, Nan'an City, Fujian, China	/s/ *Jinxing Lin*	Chinese ID 350121195703150030	4,410,440
Huiyun Wu 301-99 Gaoxiong Rd., Jiang-an, Wuhan, Hubei, China	/s/ *Huiyun Wu*	Chinese ID 42010219631031144X	2,205,220
Tze Khern Yeo Blk 215, Pasir Ris Street 21, #05-270, Singapore 510215	/s/ *Tze Khern Yeo*	Singapore ID S7235198C	2,205,220
Tik Li Unit 04, 7/F, Bright Way Tower, No. 33 Mong Kok Road, Kowloon, Hong Kong	/s/ *Tik Li*	HK ID P681811(4)	8,820,880
Fengying Wang 47-3 Meiyuanli, Jinbaodong Rd., Renqiu, Hebei, China	/s/ *Fengying Wang*	Chinese ID 132903196412290945	4,410,440
Total			220,522,000